UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________

SCHEDULE 14A

_______________

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

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Genie Energy Ltd.

(Name of Registrant as Specified In Its Charter)

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GENIE ENERGY LTD.

520 Broad Street
Newark, New Jersey 07102
(973) 438-3500

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE:	10:30 a.m., local time, on Wednesday, May 4, 2016.

PLACE:	Genie Energy Ltd.’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102.
ITEMS OF BUSINESS:	1. To elect five directors, each for a term of one year.

2. To ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2016.

3. To consider certain stockholder proposal regarding formation of an ad hoc Board committee to evaluate the impact of Company operations in certain areas.

4. To transact other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

RECORD DATE:	You can vote if you were a stockholder of record on March 11, 2016.

PROXY VOTING:	You can vote either in person at the Annual Meeting or by proxy without attending the meeting. See details under the heading “How do I Vote?”

ANNUAL MEETING ADMISSION:

If you are a stockholder of record, a form of personal photo identification must be presented in order to be admitted to the Annual Meeting. If your shares are held in the name of a bank, broker or other holder of record, you must bring a brokerage statement or other written proof of ownership as of March 11, 2016 with you to the Annual Meeting, as well as a form of personal photo identification.

ANNUAL MEETING DIRECTIONS:	You may request directions to the Annual Meeting via email at invest@genie.com or by calling Genie Investor Relations at (973) 438-3848.

Important Notice Regarding the Availability of Proxy Materials for the genie energy ltd. Stockholders Meeting to be Held on may 4, 2016: The Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report are available at:

www.genie.com/ir

BY ORDER OF THE BOARD OF DIRECTORS

Joyce Mason Corporate Secretary

Newark, New Jersey
April 6, 2016

GENIE ENERGY LTD.

520 Broad Street
Newark, New Jersey 07102
(973) 438-3500

____________________

PROXY STATEMENT
____________________

GENERAL INFORMATION

Introduction

This Proxy Statement is being furnished to the stockholders of record of Genie Energy Ltd., a Delaware corporation (the “Company” or “Genie”) as of the close of business on March 11, 2016, in connection with the solicitation by the Company’s Board of Directors (the “Board of Directors”) of proxies for use in voting at the Company’s Annual Meeting of Stockholders (the “Annual Meeting”). The Annual Meeting will be held on Wednesday, May 4, 2016 at 10:30 a.m., local time, at Genie Energy Ltd.’s offices at 520 Broad Street, 4th Floor, Newark, New Jersey 07102.  The shares of the Company’s Class A common stock, par value $0.01 per share (“Class A Common Stock”), Class B common stock, par value $0.01 per share (“Class B Common Stock”) and the Series 2012-A Preferred Stock (“Preferred Stock”) present at the Annual Meeting or represented by the proxies received by Internet or mail (properly marked, dated and executed) and not revoked, will be voted at the Annual Meeting. This Proxy Statement is being mailed to the Company’s stockholders starting on or about April 8, 2016.

Solicitation and Voting Procedures

This solicitation of proxies is being made by the Company. The solicitation is being conducted by mail and by e-mail, and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and any reimbursements paid to brokerage firms and others for their expenses incurred in forwarding the solicitation materials regarding the Annual Meeting to the beneficial owners of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock. The Company may conduct further solicitations personally, by telephone or by facsimile through its officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.

The close of business on Friday, March 11, 2016, has been fixed as the record date (the “Record Date”) for determining the holders of shares of Class A Common Stock, Class B Common Stock and Preferred Stock entitled to notice of, and to vote at, the Annual Meeting. As of the close of business on the Record Date, the Company had 26,955,584, shares issued and outstanding and entitled to vote at the Annual Meeting, consisting of 1,574,326 shares of Class A Common Stock, 23,058,559 shares of Class B Common Stock and 2,322,699 shares of Preferred Stock.

Stockholders are entitled to three votes for each share of Class A Common Stock held by them and one-tenth of one vote for each share of Class B Common Stock and each share of Preferred Stock held by them. The holders of Class A Common Stock, Class B Common Stock and Preferred Stock will vote as a single body on all matters presented to the stockholders. There are no dissenters’ rights of appraisal in connection with any proposal.

How do I Vote?

You can vote either in person at the Annual Meeting or by proxy without attending the meeting.

Beneficial holders of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock as of the Record Date whose stock is held of record by another party should receive voting instructions from their bank, broker or other holder of record. If a stockholder’s shares are held through a nominee and the stockholder wants to vote at the meeting, such stockholder must obtain a proxy from the nominee record holder authorizing such stockholder to vote at the Annual Meeting.

Stockholders of record should receive a paper copy of our proxy materials and may vote by following the instructions on the proxy card that is included with the proxy materials. As set forth on the proxy card, there are two convenient methods for holders of record to direct their vote by proxy without attending the Annual Meeting: on the

Internet or by mail. To vote by Internet, visit www.voteproxy.com. To vote by mail, mark, date and sign the enclosed proxy card and return it in the postage-paid envelope provided. Holders of record may also vote by attending the Annual Meeting and voting by ballot.

All shares for which a proxy has been duly executed and delivered (by Internet or mail) and not revoked will be voted at the Annual Meeting. If a stockholder of record signs and returns a proxy card but does not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors. If any other matters are properly presented at the Annual Meeting for consideration and if you have voted your shares by Internet or mail, the persons named as proxies will have the discretion to vote on those matters for you. On the date of filing this Proxy Statement with the SEC, the Board of Directors did not know of any other matter to be raised at the Annual Meeting.

How Can I Change My Vote?

A stockholder of record can revoke his, her or its proxy at any time before it is voted at the Annual Meeting by delivering to the Company (to the attention of Joyce J. Mason, Esq., Corporate Secretary) a written notice of revocation or by executing a later-dated proxy by Internet or mail, or by attending the Annual Meeting and voting in person.

If your shares are held in the name of a bank, broker, or other nominee, you must obtain a proxy executed in your favor from the holder of record (that is, your bank, broker, or nominee) to be able to vote at the Annual Meeting.

Quorum and Vote Required

The presence at the Annual Meeting of a majority of the voting power of the Company’s outstanding Class A Common Stock, Class B Common Stock and Preferred Stock (voting together), either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Abstention votes and any broker non-votes (i.e., votes withheld by brokers on non-routine proposals in the absence of instructions from beneficial owners) will be counted as present or represented at the Annual Meeting for purposes of determining whether a quorum exists.

The affirmative vote of a majority of the voting power present (in person or by proxy) at the Annual Meeting, and casting a vote on the matter, will be required for the approval of the election of directors (Proposal No. 1), for the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal No. 2), and for the approval of the stockholder proposal regarding formation of an ad hoc Board committee to evaluate the impact of Company operations in certain areas (Proposal No. 3). This means that the number of votes cast “for” a director nominee must exceed the number of votes cast “against” that nominee. Abstentions are not counted as votes “for” or “against” the proposal.

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange. In the event of a broker non-vote or an abstention with respect to any proposal coming before the Annual Meeting, the shares represented by the relevant proxy will not be deemed to be present and entitled to vote on those proposals for the purpose of determining the total number of shares of which a majority is required for adoption, having the practical effect of reducing the number of affirmative votes required to achieve a majority vote for such matters by reducing the total number of shares from which a majority is calculated.

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary voting authority under NYSE rules to vote your shares on the ratification of the Company’s independent registered public accounting firm (Proposal No. 2), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on the election of directors (Proposal No. 1) and the stockholder proposal regarding formation of an ad hoc Board committee to evaluate the impact of Company operations in certain areas (Proposal No. 3), or on any stockholder proposal without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on these matters.

How Many Votes Are Required to Approve Other Matters?

Unless otherwise required by law or the Company’s Bylaws, the affirmative vote of a majority of the voting power represented at the Annual Meeting and entitled to vote will be required for other matters that may properly come before the meeting.

Stockholders Sharing the Same Address

We are sending only one copy of the Annual Report and Proxy Statement to stockholders of record who share the same last name and address, unless they have notified the Company that they want to continue to receive multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and printings and postage costs. However, if any stockholder residing at such address wishes to receive a separate Annual Report or Proxy Statement in the future, he or she may contact Joyce J. Mason, Esq., Corporate Secretary, Genie Energy Ltd., 520 Broad Street, Newark, New Jersey 07102, or by phone at (973) 438-3500, and we will promptly forward to such stockholder a separate Annual Report or Proxy Statement. The contact information above may also be used by members of the same household currently receiving multiple copies of the 2015 Annual Report and Proxy Statement in order to request that only one set of materials be sent in the future.

References to Fiscal Years

The Company’s fiscal year ends on December 31 of each calendar year.  Accordingly, a fiscal year is equivalent to the same calendar year (for example, Fiscal 2015 refers to the twelve month period ended December 31, 2015).

CORPORATE GOVERNANCE

Introduction

The Company has in place a comprehensive corporate governance framework that reflects the corporate governance requirements of the Sarbanes-Oxley Act of 2002, the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended, and the corporate governance-related listing requirements of the New York Stock Exchange. Consistent with the Company’s commitment to strong corporate governance, the Company does not rely on the exceptions from the New York Stock Exchange’s corporate governance listing requirements available to it because it is a “controlled company,” except as described below with regard to (i) the composition of the Nominating Committee and (ii) the Company not having a single Nominating/Corporate Governance Committee.

In accordance with Sections 303A.09 and 303A.10 of the New York Stock Exchange Listed Company Manual, the Company has adopted a set of Corporate Governance Guidelines and a Code of Business Conduct and Ethics, the full texts of which are available for your review in the Governance section of our website at http://genie.com/governance.php and which also are available in print to any stockholder upon written request to the Corporate Secretary.

The Company qualifies as a “controlled company” as defined in Section 303A of the New York Stock Exchange Listed Company Manual, because more than 50% of the voting power of the Company is controlled by one individual, Howard S. Jonas, who serves as Chairman of the Board of Directors and Chief Executive Officer. Notwithstanding that being a “controlled company” entitles the Company to exempt itself from the requirement that a majority of its directors be independent directors and that the Compensation Committee and Corporate Governance Committee be comprised entirely of independent directors, the Board of Directors has determined affirmatively that a majority of the members of the Board of Directors and the director nominees are independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual and that the Compensation Committee and the Corporate Governance Committee are in fact comprised entirely of independent directors. As a “controlled company,” the Company may, and has chosen to, exempt itself from the New York Stock Exchange requirement that it have a single Nominating/Corporate Governance Committee composed entirely of independent directors. As noted above, and discussed in greater detail below, the Board of Directors maintains a separate Corporate Governance Committee comprised entirely of independent directors, and a Nominating Committee comprised of the Chairman of the Board of Directors, a non-independent director and one independent director.

Director Independence

The Corporate Governance Guidelines adopted by the Board of Directors provide that a majority of the members of the Board of Directors, and each member of the Audit, Compensation and Corporate Governance Committees, must meet the independence requirements set forth therein. The full text of the Corporate Governance Guidelines, including the independence requirements, is available for your review in the Governance section of our website at http://genie.com/governance.php. For a director to be considered independent, the Board of Directors must determine that a director meets the Independent Director Qualification Standards set forth in the Corporate Governance Guidelines, which comply with the New York Stock Exchange definitions of independent, and is free from any material relationship with the Company and its executive officers. The Board of Directors considers all relevant facts and circumstances known to it in making an independence determination, and not merely from the standpoint of the director, but also from that of persons or organizations with which the director has an affiliation or significant financial interest. In addition to considering all relevant information available to it, the Board of Directors uses the following categorical Independent Director Qualification Standards in determining the “independence” of its directors:

1.       During the past three years, the Company shall not have employed the director, or, except in a non-officer capacity, any of the director’s immediate family members;

2.       During the past three years, the director shall not have received, and shall not have an immediate family member who has received, during any twelve-month period within the last three years, more than $120,000 in direct compensation from the Company, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

3.       (a) The director shall not be a current partner or employee of a firm that is the Company’s internal or external auditor, (b) the director shall not have an immediate family member who is a current partner of such firm, (c) the director shall not have an immediate family member who is a current employee of such firm and personally works on the Company’s audit, and (d) neither the director nor any of his or her immediate family members shall have been, within the last three years, a partner or employee of such firm and personally worked on the Company’s audit within that time;

4.       Neither the director, nor any of his or her immediate family members, shall be, or shall have been within the last three years, employed as an executive officer of another company where any of the Company’s present executive officers at the same time serves or served on that company’s compensation (or equivalent) committee; and

5.       The director shall not be a current employee and shall not have an immediate family member who is a current executive officer of a company (excluding tax exempt organizations) that has made payments to, or received payments from, the Company for property or services in an amount which, in any of the last three Fiscal Years, exceeds the greater of (a) $1 million or (b) two percent of the consolidated gross revenues of such other company. The Corporate Governance Committee will review the materiality of such relationship to tax exempt organizations to determine if such director qualifies as independent.

Based on the review and recommendation of the Corporate Governance Committee, the Board of Directors has determined that each of W. Wesley Perry, Alan Rosenthal and Allan Sass is independent in accordance with the Corporate Governance Guidelines and, thus, that a majority of the director nominees, and each member or nominee intended to become a member of the Audit, Compensation and Corporate Governance Committees is independent.

The Corporate Governance Committee considered the following relationships between the Company and W. Wesley Perry in determining Mr. Perry’s independence: In April 2008, W. Wesley Perry sold a portion of his interest in EGL Oil Shale LLC to IDT Corporation for a cash payment of $632,400. Mr. Perry joined the board of directors of the Company’s subsidiary, Genie Energy International Corporation, at its inception in September 2009 and purchased a 0.2% interest in Genie Energy International Corporation, for $400,000 in April 2010.  Mr. Perry was not a director or otherwise a “Related Person” of the Company at the time of these transactions.  Mr. Perry became a member of IDT Corporation’s Board of Directors on September 13, 2010, resigned from IDT Corporation’s Board of Directors in conjunction with the spin-off of the Company from IDT Corporation in October 2011 (the “spin-off”) and became a member of the Company’s board at that time.  The Corporate Governance Committee determined, after considering the timing, ownership and financial interest of the transactions, that the foregoing relationships were not material relationships with the Company and would not impact Mr. Perry’s independence. The Corporate Governance Committee (with Mr. Perry abstaining), therefore, recommended that the Board of Directors determine that Mr. Perry be deemed independent in accordance with the Corporate Governance Guidelines. The Board of Directors (with Mr. Perry abstaining) accepted the Corporate Governance Committee’s recommendation.

As used herein, the term “non-employee director” shall mean any director who is not an employee of, or consultant to, the Company, and who is deemed to be independent by the Board of Directors. Therefore, neither Howard Jonas nor James Courter is a non-employee director. None of the other non-employee directors or director nominees had any relationships with the Company that the Corporate Governance Committee was required to consider when reviewing independence.

Director Selection Process

The Nominating Committee will consider director candidates recommended by the Company’s stockholders. Stockholders may recommend director candidates by contacting the Chairman of the Board as provided under the heading “Director Communications.” The Nominating Committee considers candidates suggested by its members, other directors, senior management and stockholders in anticipation of upcoming elections and actual or expected board vacancies. All candidates, including those recommended by stockholders, are evaluated on the same basis in light of the entirety of their credentials and the needs of the Board of Directors and the Company. Of particular importance is the candidate’s wisdom, integrity, ability to make independent analytical inquiries, understanding of the business environment in which the Company operates, as well as his or her potential contribution to the diversity of the Board of Directors and his or her willingness to devote adequate time to fulfill duties as a director. Under “Proposal No. 1 — Election of Directors” below, we provide an overview of each nominee’s experience, qualifications, attributes and skills that led the Nominating Committee and the Board of Directors to determine that each nominee should serve as a Director.

Director Communications

Stockholders and other interested persons seeking to communicate directly with the Board of Directors, with the lead independent director (currently Mr. Perry) or the independent directors as a group, should submit their written comments c/o Lead Independent Director at our principal executive offices, Genie Energy Ltd., 520 Broad Street, Newark, New Jersey 07102. The lead independent director will review any such communication at the next regularly scheduled Board meeting unless, in his or her judgment, earlier communication to the Board is warranted. If a stockholder communication raises concerns about the ethical conduct of the Company or its management, it should be sent directly to our Corporate Secretary, Joyce J. Mason, Esq., at our principal executive offices, Genie Energy Ltd., 520 Broad Street, Newark, New Jersey 07102. The Corporate Secretary will promptly forward a copy of any such communication to the Chairman of the Audit Committee and, if appropriate, our Chairman of the Board, and take such actions as they deem necessary to ensure that the subject matter is addressed by the appropriate committee of the Board of Directors, by management and/or by the full Board of Directors.

The Corporate Secretary may filter out and disregard or re-direct (without providing a copy to the directors or advising them of the communication), or may otherwise handle at his or her discretion, any director communication that falls into any of the following categories:

•         Obscene materials;

•         Unsolicited marketing or advertising material or mass mailings;

•         Unsolicited newsletters, newspapers, magazines, books and publications;

•         Surveys and questionnaires;

•         Resumes and other forms of job inquiries;

•         Requests for business contacts or referrals;

•         Material that is threatening or illegal; or

•         Any communications or materials that are not in writing.

In addition, the Corporate Secretary may handle in her discretion any director communication that can be described as an “ordinary business matter.” Such matters include the following:

•         Routine questions, service and product complaints and comments that can be appropriately addressed by management; and

•         Routine invoices, bills, account statements and related communications that can be appropriately addressed by management.

BOARD OF DIRECTORS AND COMMITTEES

Board of Directors

The Board of Directors held seven (7) meetings in Fiscal 2015. In Fiscal 2015, each of the Company’s directors attended or participated in 75% or more of the aggregate of (i) the total number of regularly scheduled meetings of the Board of Directors held during the period in which each such director served as a director and (ii) the total number of regularly scheduled meetings held by all committees of the Board of Directors during the period in which each such director served on such committees.

Directors are encouraged to attend the Company’s annual meetings of stockholders, and the Company generally schedules a meeting of the Board of Directors on the same date and at the same place as the annual meeting of stockholders to encourage director attendance. All of the members constituting the Board of Directors at the time of the annual meeting of stockholders for Fiscal 2014 attended the 2015 annual meeting of stockholders.

Board of Directors Leadership Structure and Risk Oversight Role

Since January 2014, Howard Jonas has filled the position of Chief Executive Officer, in addition to his role as Chairman of the Board. The Board of Directors’ decision was based on Howard Jonas’ leadership skills and his knowledge of the Company’s businesses since its inception. As Chairman of the Board, Howard Jonas provides overall leadership to the Board of Directors in its oversight function while, as Chief Executive Officer, he provides leadership in respect to the day-to-day management and operation of the Company’s businesses. Howard Jonas’ service as both Chairman of the Board and Chief Executive Officer creates a critical link between management and the Board of Directors. The risk management oversight roles of the Audit, Compensation and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the combined Chairman of the Board and Chief Executive Officer role.

The Board of Directors as a whole, and through its committees, has responsibility for the oversight of risk management, including the review of the policies with respect to risk management and risk assessment.  The risk management oversight roles of the Audit, Compensation and Corporate Governance Committees discussed below, which are comprised solely of independent directors, provide an appropriate and effective balance to the Chairman of the Board’s role. With the oversight of the full Board of Directors, the Company’s senior management is responsible for the day-to-day management of the material risks the Company faces.  The Board of Directors is required to satisfy itself that the risk management process implemented by management is adequate and functioning as designed.

Section 303A.03 of the New York Stock Exchange Listed Company Manual requires that the non-employee directors of the Company meet without management at regularly scheduled executive sessions. These executive sessions are held at every regularly scheduled meeting of the Board of Directors. W. Wesley Perry, an independent director and the “Lead Independent Director,” serves as the presiding director of these executive sessions and has served in that capacity since October 24, 2011. The Board of Directors determined that the role of Lead Independent Director was important to maintain a well-functioning Board of Directors that objectively assesses management’s proposals.

The Board of Directors and each of its committees will conduct annual self-assessments to review and monitor their respective continued effectiveness.

As stated above, each of the Audit, Compensation and Corporate Governance Committees oversees certain aspects of risk management and reports its respective findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. The Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of the risk-related internal controls, internal investigations, and security risks, generally. The Compensation Committee oversees risks related to compensation policies and practices. The Corporate Governance Committee oversees our Corporate Governance Guidelines and governance-related risks, such as board independence, as well as senior management and director succession planning.

Board Committees

The Board of Directors established an Audit Committee, a Compensation Committee, a Corporate Governance Committee, a Nominating Committee and a Technology Committee.

Audit Committee

The Audit Committee consists of W. Wesley Perry (Chairman), Alan Rosenthal and Allan Sass, and is responsible for, among other things, the appointment, compensation, removal and oversight of the work of the Company’s independent registered public accounting firm. The Audit Committee also oversees management’s performance of its responsibility for the integrity of the Company’s accounting and financial reporting and its systems of internal controls, the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements. The Audit Committee operates under a written Audit Committee charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and is also available in print to any stockholder upon request to the Corporate Secretary. The Audit Committee held four (4) meetings during Fiscal 2015. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that (i) all of the members of the Audit Committee are independent within the meaning of the Section 303A.07(b) and Section 303A.02 of the New York Stock Exchange Listed Company Manual and Rule 10A-3(b) under the Securities Exchange Act of 1934, and (ii) that Mr. Perry qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

Compensation Committee

The Compensation Committee is responsible for, among other things, reviewing, evaluating and approving all compensation arrangements for the executive officers of the Company, evaluating the performance of executive officers, administering the Company’s 2011 Stock Option and Incentive Plan, and recommending to the Board of Directors the compensation for Board members, such as retainers, committee and other fees, stock option, restricted stock and other stock awards, and other similar compensation as deemed appropriate. The Compensation Committee confers with the Company’s executive officers when making the above determinations. The Compensation Committee currently consists of Messrs. Rosenthal (Chairman) and Perry. The Compensation Committee held eight (8) meetings during Fiscal 2015. The Compensation Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that both of the members of the Compensation Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee has served as an officer or employee of the Company or has any relationship with the Company that is required to be disclosed under the heading “Related Person Transactions.”  No executive officer of the Company served or serves on the compensation committee (or other board committee performing equivalent functions) of any company that employed or employs as an executive officer any member of the Company’s Compensation Committee.

Corporate Governance Committee

The Corporate Governance Committee is responsible for, among other things, reviewing and reporting to the Board of Directors on matters involving relationships among the Board of Directors, the stockholders and senior management. The Corporate Governance Committee (i) reviews the Corporate Governance Guidelines and other policies and governing documents of the Company and recommends revisions as appropriate, (ii) reviews any potential conflicts of interests of independent directors, (iii) reviews and monitors related person transactions, (iv) oversees the self-evaluations of the Board of Directors, the Audit Committee and the Compensation Committee and (v) reviews and determines director independence, and makes recommendations to the Board of Directors regarding director independence. The Corporate Governance Committee currently consists of Messrs. Rosenthal (Chairman), Perry and Sass. The Corporate Governance Committee held seven (7) meetings in Fiscal 2015. The Corporate Governance Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Board of Directors, upon recommendation of the Corporate Governance Committee, has determined that all of the members of the Corporate Governance Committee are independent within the meaning of Section 303A.02 of the New York Stock Exchange Listed Company Manual and the categorical standards set forth above.

Nominating Committee

The Nominating Committee is responsible for overseeing nominations to the Board of Directors, including: (i) developing the criteria and qualifications for membership on the Board of Directors, (ii) recommending candidates to fill new or vacant positions on the Board of Directors, and (iii) conducting appropriate inquiries into the backgrounds of potential candidates. A summary of new director qualifications can be found under the heading “Director Selection Process.” The Nominating Committee currently consists of Howard S. Jonas (Chairman), James A. Courter and W. Wesley Perry. W. Wesley Perry is independent in accordance with Section 303A.02 of the New York Stock Exchange Listed Company Manual. Mr. Jonas and Mr. Courter do not meet the requirements to be deemed independent. The Company, as a “controlled company,” is exempt from the requirement to maintain an independent nominating committee pursuant to Section 303A.00 of the New York Stock Exchange Listed Company Manual. The Nominating Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary. The Nominating Committee held one (1) meeting during Fiscal 2015.

Technology Committee

The Technology Committee is responsible for examining and providing oversight over management’s direction of and investment in the Company’s research and development and technology initiatives. This includes evaluating the quality and direction of the Company’s research and development programs, identifying emerging issues and evaluating the level of review by external experts based on the committee members’ experience and other resources available to the Committee. The Committee also reviews the Company’s approaches to acquiring and maintaining technology, and evaluates the technology that the Company is researching and developing. The Technology Committee currently consists of Messrs. Sass (Chairman) and Perry. The Technology Committee holds informal proceedings and discussions with management from time to time and provides input to the relevant company personnel on an as needed basis. The Technology Committee operates under a written charter adopted by the Board of Directors, which can be found in the Governance section of our web site, http://genie.com/governance.php, and which is also available in print to any stockholder upon request to the Corporate Secretary.

2015 COMPENSATION FOR NON-EMPLOYEE DIRECTORS

Annual compensation for non-employee directors for Fiscal 2015 was comprised of equity compensation, consisting of awards of restricted Class B Common Stock, and cash compensation. Each of these components is described in more detail below.

Director Equity Grants

Pursuant to the Company’s 2011 Stock Option and Incentive Plan, each non-employee director of the Company who is deemed to be independent will receive, on each January 5th (or the next business day thereafter), an annual grant of 2,920 restricted shares of our Class B Common Stock, which will vest immediately upon grant. A new director who becomes a member of the Board of Directors during the course of the calendar year receives an automatic grant on the date that he or she becomes a director in the amounts specified above, pro-rated based on the calendar quarter of the year in which such person becomes a director. The stock is granted on a going forward basis, before the director completes his or her service for the calendar year. All such grants of stock to directors are subject to certain terms and conditions described in the Company’s 2011 Stock Option and Incentive Plan, as may be amended and restated from time to time.

Director Board Retainers

Each non-employee director of the Company who is deemed to be independent and who attends at least 75% of the regularly scheduled meetings of the Board of Directors and committees of which he or she is a member during a calendar year will receive an annual cash retainer of $50,000. Such payment will be made in January of the calendar year following attendance of at least 75% of the regularly scheduled Board of Directors and committee meetings during the preceding year, and is pro-rated, based on the quarter in which the director joins, for non-employee directors who join the Board of Directors or depart from the Board of Directors during the prior year, if such director attended 75% of the applicable Board of Directors and committee meetings for the period when he or she was a director. Since 2015, each independent director has the option to receive up to 40% ($20,000) of this compensation in the form of fully-vested shares of Class B Common Stock, the value of which shall be based on the average of the high and low price on the trading date prior to the grant. The Company’s Chairman may, in his discretion, waive the requirement of 75% attendance by a director to receive the annual retainer in the case of mitigating circumstances. There is no additional compensation for serving on a committee as a committee chair, for the Lead Independent Director or for the Audit Committee Financial Expert.

2015 Director Compensation Table

The following table lists the Fiscal 2015 compensation for each person who served as a non-employee director during Fiscal 2015. This table does not include compensation to Howard S. Jonas, who serves as a director and is a named executive officer, as he did not receive compensation for his service as a director during Fiscal 2015. Mr. Jonas’ compensation is set forth in the Executive Compensation section of this Proxy Statement. Mr. Courter, who is a director of the Company and serves as a paid consultant to the Company, did not receive any compensation for his service as a director.

Name	Dates of Board Service During Fiscal 2015	Fees Earned or Paid in Cash ($)(1)	Fees Earned or Paid in Stock(2) ($)		Stock Awards ($)		All Other Compensation ($)		Total ($)
W. Wesley Perry	01/01/2015 – 12/31/2015	$30,000	$20,000	(3)	$18,016.40	(4)	$—		$68,016.40
Alan Rosenthal	01/01/2015 – 12/31/2015	$50,000	$—		$18,016.40	(4)	$—		$68,016.40
Allan Sass	01/01/2015 – 12/31/2015	$50,000	$—		$18,016.40	(4)	$—		$68,016.40
James A. Courter	01/01/2015 – 12/31/2015	$—	$—		$—		$125,000	(5)	$125,000

____________

(1)      Represents the annual cash portion of the Board of Directors retainer earned in Fiscal 2015.

(2)      Represents the annual stock portion of the Board of Directors retainer earned in Fiscal 2015.

(3)      Mr. Perry chose to receive 1,885 shares of Class B Common Stock at a price of $10.61 per share in lieu of $20,000 of the $50,000 annual cash retainer.

(4)      Represents the grant date fair value of an award of 2,920 shares of the Company’s Class B Common Stock on January 5, 2015, computed in accordance with FASB ACS Topic 718R.

(5)      Reflects $125,000 paid by the Company to Mr. Courter for consulting fees. Mr. Courter did not receive any compensation for his service as a director.

Non-employee directors held the following shares of the Company’s Class B Common Stock granted for director service, and options to purchase shares of Class B Common Stock of the Company, as of December 31, 2015:

Name	Class B Common Stock	Options to Purchase Class B Common Stock
W. Wesley Perry	12,410	—
Alan Rosenthal	12,410	—
Allan Sass	12,410	—

RELATED PERSON TRANSACTIONS

Review of Related Person Transactions

On October 24, 2011, our Board of Directors adopted a Statement of Policy with respect to Related Person Transactions. This policy covers any transaction or series of transactions in which the Company or a subsidiary is a participant, the amount involved exceeds $120,000 and a Related Person has a direct or indirect material interest, as well as transactions which, despite not meeting the quantitative criteria set forth above, are otherwise material to investors based on qualitative factors, as determined by the Corporate Governance Committee with input from the Company’s management and advisors. Related Persons include directors, director nominees, executive officers, any beneficial holder of more than 5% of any class of the Company’s voting securities, and any immediate family member of any of the foregoing persons. Transactions that fall within this definition are considered by the Corporate Governance Committee for approval, ratification or other action. Based on its consideration of all of the relevant facts and circumstances, the Corporate Governance Committee is tasked with determining whether or not to approve such transactions and will approve only those transactions that are in the best interests of the Company and its stockholders. If the Company becomes aware of an existing Related Person Transaction that has not been approved under this Policy, the matter will be referred to the Corporate Governance Committee. The Corporate Governance Committee will evaluate all options available, including ratification, revision or termination of such transaction.

Transactions with Related Persons, Promoters and Certain Control Persons

All of the following Related Person Transactions were approved in accordance with the policy described above:

The Transition Services Agreement between Genie Energy Ltd. and IDT Corporation, dated October 28, 2011 (the “TSA”), pursuant to which IDT, which is controlled by Howard S. Jonas, our controlling stockholder, Chairman of the Board and Chief Executive Officer, continues to provide certain services, including, but not limited to, services relating to human resources, employee benefits administration, finance, accounting, tax, internal audit, facilities, investor relations and legal for an agreed period following the spin-off. Additionally, under the same agreement, Genie provided specified administrative services to certain of IDT’s foreign subsidiaries. Furthermore, IDT granted us a license to use the IDT and IDT Energy names for our retail energy provider (REP) business. IDT charged Genie a total of $2,300,000 for services provided by IDT pursuant to the TSA during Fiscal 2015. Genie charged IDT for certain payroll allocations in the amount of $500,000 during Fiscal 2015.

On May 7, 2014, Michael Jonas, son of Howard Jonas and brother-in-law to Michael Stein, was appointed Executive Vice President and in August 2014 was appointed Director of Global Exploration and Business Development. During Fiscal 2015, Mr. Jonas’ total compensation was $125,064. Michael Jonas’ current annual base salary is $250,000. In February 2016, the Compensation Committee approved a $15,000 bonus to Michael Jonas for his performance during Fiscal 2015. In addition, in December 2011, the Compensation Committee approved the following equity grants to Michael Jonas: 0.15% equity interest in Israel Energy Initiatives, Ltd., 0.25% equity interest in Genie Mongolia, Inc. and 0.2% equity interest in Afek Oil and Gas Ltd. On November 4, 2013, the Compensation Committee approved an additional grant to Michael Jonas of 1% in Genie Mongolia, Inc.

Michael Stein, son-in-law of Howard Jonas and brother-in-law to Michael Jonas, was appointed Senior Vice President of Operations of Genie on December 12, 2013. On May 7, 2014, Mr. Stein was appointed Executive Vice President and in April 2015, Mr. Stein was appointed Chief Executive Officer of Genie Retail Energy, Inc. During Fiscal 2015, Mr. Stein’s annual base salary was $250,000. Mr. Stein’s current annual base salary is $250,000. In February 2016, the Compensation Committee approved a $207,446 cash bonus to Michael Stein for his performance during Fiscal 2015. In addition, in December 2013, the Compensation Committee approved a grant to Mr. Stein of 29,126 restricted shares of the Company’s Class B Common Stock and, in May 2015, approved a grant to Mr. Stein of deferred stock units representing 5.8 shares of common stock of GRE (approximately 0.3% of the outstanding equity interests in GRE).

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of the Company’s Class A Common Stock, Class B Common Stock and Preferred Stock by (i) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Class A Common Stock, the Class B Common Stock or the Preferred Stock of the Company, (ii) each of the Company’s directors, director nominees, and the Named Executive Officers, and (iii) all directors, Named Executive Officers and executive officers of the Company as a group. Unless otherwise noted in the footnotes to the table, to the best of the Company’s knowledge, the persons named in the table have sole voting and investing power with respect to all shares indicated as being beneficially owned by them.

Unless otherwise noted, the security ownership information provided below is given as of March 25, 2016, and all shares are owned directly.  Percentage ownership information is based on the following amount of outstanding shares: 1,574,326 shares of Class A Common Stock, 23,058,559 shares of Class B Common Stock and 2,322,699 shares of Preferred Stock. The numbers reported for Howard S. Jonas assume the conversion of all 1,574,326 currently outstanding shares of Class A Common Stock into Class B Common Stock.

Name	Number of Shares of Class B Common Stock		Percentage of Ownership of Class B Common Stock		Number of Shares of Preferred Stock		Percentage of Ownership of Preferred Stock	Percentage of Aggregate Voting Power[d]
Howard S. Jonas 520 Broad Street Newark, NJ 07102	6,915,034	(1)	23.2%		—		—	72.4%

Ilex Partners, LLC 650 Madison Ave., 17th Floor New York, NY 10022	1,161,869	(2)	5.0%		—		*	*

Geoffrey Rochwarger	107,452	(3)		*	15,453		*	*

Avi Goldin	25,293	(4)		*	300	(5)	*	*

Michael Jonas	1,862	(6)		*	—		—	*

Michael Stein	31,682	(7)		*	—		—	*

James A. Courter	481,983		2.1%		—		—	*

W. Wesley Perry	56,797	(8)		*	—		—	*

Alan Rosenthal	33,563	(9)		*	—		—	*

Allan Sass	15,330			*	6,000		*	*

All directors, Named Executive Officers and executive officers as a group (10 persons)	7,783,683	(10)	34	%(11)	21,753		*	74%

____________

*         Less than 1%.

d         Voting power represents combined voting power of our Class A Common Stock (three votes per share) and our Class B Common Stock and Preferred Stock (one-tenth of one vote per share). Excludes stock options.

(1)      Consists of an aggregate of 1,574,326 shares of the Company’s Class A Common Stock and 5,340,708 shares of the Company’s Class B Common Stock, consisting of  (i) 299,416 shares of the Company’s Class B Common Stock held by Mr. H. Jonas directly, (ii) an aggregate of 7,780 shares of the Company’s Class B Common Stock beneficially owned by custodial accounts for the benefit of the children of Mr. H. Jonas (of which Mr. H. Jonas is the custodian), (iii) 900,000 shares of the Company’s Class B Common Restricted Stock that are subject to forfeiture (”Restricted

Stock”) held by Mr. H. Jonas directly, (iv) 3,233,512 shares of Class B Common Stock held by the Howard S. Jonas 2014 Annuity Trust, of which Howard Jonas is the trustee, and (iv) 900,000 shares of Restricted Stock held by the Howard S. Jonas 2014 Annuity Trust, of which Howard Jonas is the trustee. Does not include (a) an aggregate of 2,622,046 shares of the Company’s  Class B Common Stock beneficially owned by trusts for the benefit of the children of Mr. H. Jonas, as Mr. H. Jonas does not exercise or share investment control of these shares, (b) 275,047 shares of Class B Common Stock owned by the Jonas Foundation, as Mr. H. Jonas does not beneficially own these shares, (c) 600,033 shares of the Company’s  Class B Common Stock owned by the Howard S. & Deborah Jonas Foundation, as Mr. H. Jonas does not beneficially own these shares (Mr. H. Jonas  is co-trustee, with his wife Deborah Jonas, of each of The Jonas Foundation and the Howard S. and Deborah Jonas Foundation), (d) 620,088 shares of the Company’s Class B Common Stock owned by the 2012 Jonas Family, LLC (Mr. H. Jonas is a minority equity holder of such entity), (e) 258 ordinary shares of IEI held by Mr. H. Jonas, (f) 277 ordinary shares of Afek and 69 restricted ordinary shares of Afek held by Mr. H. Jonas, (g) 174 shares of common stock of GMI and 116 restricted shares of common stock of GMI  held by Mr. H. Jonas and (h) deferred stock units representing the right to receive 58 shares of common stock of the Company’s subsidiary, Genie Retail Energy, Inc., held by Mr. H. Jonas. Under the terms of the grant instruments, Mr. H. Jonas has the right, under certain circumstances, to convert vested shares of GRE, IEI, Afek and GMI into shares of the Company’s Class B Common Stock.

(2)      According to a Schedule 13G filed with the Securities and Exchange Commission on August 24, 2015.

(3)      Consists of (a) 66,993 shares of the Company’s Class B Common Stock held by Mr. Rochwarger directly and (b) options to purchase 40,459 shares of the Company’s Class B Common Stock, which are currently exercisable. Does not include (i) 129 restricted ordinary shares of IEI held by Mr. Rochwarger, and (ii) 138 ordinary shares of Afek and 207 restricted ordinary shares of Afek held by Mr. Rochwarger. Under the terms of the grant documents, Mr. Rochwarger has the right, under certain circumstances, to convert vested shares of IEI and Afek into shares of the Company’s Class B Common Stock.

(4)      Consists of (a) 10,951 shares of the Company’s Class B Common Stock held by Mr. Goldin directly, (b) 1,900 shares of the Company’s Class B Common Stock held by Mr. Goldin in his Individual Retirement Account, (c) 400 shares of the Company’s Class B Common Stock held in Mr. Goldin’s wife’s 401(k) account and (d) options to purchase 12,042 shares of the Company’s Class B Common Stock, which are currently exercisable.  Does not include (i) 103 ordinary shares of IEI held by Mr. Goldin, (ii) 92 ordinary shares of Afek and 23 restricted ordinary shares of Afek held by Mr. Goldin, and (iii) 70 shares of common stock of GMI and 46 restricted shares of common stock of GMI held by Mr. Goldin, and (iv) deferred stock units representing the right to receive 3.8 shares of common stock of the Company’s subsidiary, Genie Retail Energy, Inc., held by Mr. Goldin. Under the terms of the grant documents, Mr. Goldin has the right, under certain circumstances, to convert vested shares of GRE, IEI, Afek and GMI into shares of the Company’s Class B Common Stock.

(5)      Consists of Preferred Stock held in Mr. Goldin’s wife’s 401(k) account.

(6)      Consists of (a) 931 shares of the Company’s Class B Common Stock held by Mr. M. Jonas directly and (b) 931 shares held by Mr. M. Jonas’ wife. Does not include (i) 1,448 restricted shares of common stock of GMI held by Mr. M. Jonas, and (ii) 185 ordinary shares of Afek and 46 restricted ordinary shares of Afek held by Mr. M. Jonas. Under the terms of the grant documents, Mr. M. Jonas has the right, under certain circumstances, to convert vested shares of GMI and Afek into shares of the Company’s Class B Common Stock.

(7)      Consists of (a) 9,709 shares of Restricted Stock, (b) 20,417 shares of the Company’s Class B Common Stock held by Mr. Stein directly, and (c) 1,556 shares of the Company’s Class B Common Stock held by Mr. Stein’s wife. Does not include deferred stock units representing the right to receive 5.8 shares of common stock of the Company’s subsidiary, Genie Retail Energy, Inc., held by Mr. Stein. Under the terms of the grant document, Mr. Stein has the right, under certain circumstances, to convert vested shares of GRE into shares of the Company’s Class B Common Stock.

(8)      Consists of (a) 33,333 shares of the Company’s Class B Common Stock held by Mr. Perry’s retirement plans and (b) 23,464 shares of Class B Common Stock held by Mr. Perry directly. In addition, Mr. Perry owns 2.5 shares (a 0.2% interest) of the Company’s subsidiary, Genie Energy International Corporation.

(9)      Consists of (a) 15,563 shares of the Company’s Class B Common Stock held by Mr. Rosenthal directly, (b) 2,500 shares of the Company’s Class B Common Stock held by Mr. Rosenthal in his Individual Retirement Account, (c) 12,500 shares of the Company’s Class B Common Stock held in the Endodontic Associates Retirement Account and (d) 3,000 shares of the Company’s Class B Common Stock held by Mr. Rosenthal in three accounts (1,000 shares each) for his three children.

(10)   Consists of the shares and options set forth above with respect to the Named Executive Officers and directors (including Howard Jonas’ shares of Class A Common Stock, which are convertible into shares of the Company’s Class B Common Stock), and the following shares of Class B Common Stock held by other executive officers: (a) 95,423 shares of Class B Common Stock held directly, (b) 7,282 shares of Restricted Common Stock, and (c) options to purchase 11,982 shares of our Class B Common Stock, which are currently exercisable.

(11)   Assumes conversion of all of the shares of the Company’s Class A Common Stock into shares of the Company’s Class B Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under the securities laws of the United States, the Company’s directors, executive officers, and any persons holding more than ten percent or more of a registered class of the Company’s equity securities are required to file reports of ownership and changes in ownership, on a timely basis, with the SEC and the New York Stock Exchange. Based on material provided to the Company, the Company believes that all such required reports were filed on a timely basis in Fiscal 2015, except for a Form 4 was not filed on a timely basis on behalf of W. Wesley Perry, Alan Rosenthal and Allan Sass, the independent Directors of the Company (with respect to an award of 2,920 shares each of the Company’s Class B Common stock on January 5, 2015).

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed with management the following Compensation Discussion and Analysis section of the Company’s Proxy Statement related to its 2016 Annual Meeting of Stockholders. Based on our review and discussions, we have recommended to the Board of Directors that the Compensation Discussion and Analysis be included in Genie’s Proxy Statement.

Alan Rosenthal, Chairman
W. Wesley Perry

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Securities Act of 1933, as amended (the “Act”), or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report shall not be incorporated by reference into any such filings, nor shall it be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission (the “SEC”) under the Act or under the Exchange Act.

COMPENSATION DISCUSSION AND ANALYSIS

The following discussion and analysis of our compensation practices and related compensation information should be read in conjunction with the Summary Compensation table and other tables included in this proxy statement, as well as our financial statements and management’s discussion and analysis of financial condition and results of operations included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, which we refer to as the Form 10-K. The following discussion includes statements of judgment and forward-looking statements that involve risks and uncertainties. These forward-looking statements are based on our current expectations, estimates and projections about our industry, our business, compensation, management’s beliefs, and certain assumptions made by us, all of which are subject to change. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected performance and compensation. Actual results could differ significantly from those projected in the forward-looking statements as a result of certain factors, including, but not limited to, the risk factors discussed in the Form 10-K. We assume no obligation to update the forward-looking statements or such risk factors.

Introduction

It is the responsibility of the Compensation Committee of our Board of Directors to oversee our general compensation policies; to determine the base salary and bonus to be paid each year to each of our executive officers; to oversee our compensation policies and practices as they relate to our risk management; and to determine the compensation to be paid each year to our non-employee directors for service on our Board of Directors and the various committees of our Board. In addition, the Compensation Committee administers our 2011 Stock Option and Incentive Plan, as amended, with respect to stock option grants or other equity-based awards made to our executive officers. Further, from time to time, certain executives may receive grants of equity in certain of our subsidiaries. While such grants are also considered by the Boards of Directors of those subsidiaries, the Compensation Committee must approve any grant to our executive officers. Shares of restricted stock are automatically granted to our non-employee directors under our 2011 Stock Option and Incentive Plan, as amended, on an annual basis.

Elements of Compensation

The three broad components of our executive officer compensation are base salary, annual cash bonus awards, and long term equity-based awards, which can be made in shares of our Class B Common Stock or in equity of certain of our subsidiaries under equity plans or other arrangements. The Compensation Committee periodically reviews total compensation levels and the allocation of compensation among these three components for each of the executive officers in the context of our overall compensation policy. Additionally, the Compensation Committee, in conjunction with our Board of Directors, reviews the relationship of executive compensation to corporate performance generally and with respect to specific enumerated goals that are established by the Compensation Committee early in each fiscal year. The Compensation Committee believes that our current compensation structure is serving its intended purpose and is functioning reasonably. Below is a description of the general policies and processes that govern the compensation paid to our executive officers, as reflected in the accompanying compensation tables.

Company Performance

2015

In 2015, both GRE and Afek contributed to a strong year for the Company.  The Company reported a net loss attributable to common stockholders of $8.9 million, or $0.40 per share, while investing significantly in growth at GRE and executing on Afek’s oil and gas exploration program.

GRE increased net meters served by over 8% delivering net meter growth in the last three quarters of 2015, and increased the total residential customer equivalents (a standardized measurement of consumption commonly used on the industry and referred to as RCEs) represented by its customer base as well.  Gross profit increased on very strong gross margins and GRE’s income from operations was $13.5 million, up from $3.5 million in 2014.

Afek completed drilling on four wells and commenced drilling a fifth (completed in early 2016) and prepared for a flow test that was initiated in February 2016.  The results prove the presence of hydrocarbons at several levels and in multiple wells.  The flow test is an essential step in characterizing the resource and determining the nature of the resource and the practicality and cost of extraction.

After a regulatory setback, GOGAS’ IEI oil shale project was put on hold.  In an effort to focus resources on Afek’s project, operations at Genie Mongolia were scaled back and have subsequently been suspended and GOGAS continued to decline to fund its share of capital contribution to the AMSO LLC joint venture with Total S.A.

The results achieved in 2015, and the Company’s financial condition at the end of 2015, provided the necessary support for the Board’s February 2016 decision to reinstate a quarterly dividend on the Company’s common stock.

2014

In 2014, Genie’s retail energy provider, or REP, businesses, operated under the Genie Retail Energy, or GRE, segment, faced significant competitive and other challenges. As disclosed in the 2014 10-K, extremely cold temperatures in the Northeastern United States during the first quarter of the year exacerbated by wholesale market conditions that were not able to meet the related demand for gas and electricity for heating resulted in extraordinary spikes in the cost of electricity and natural gas. The resulting price increases led to significant churn in the first two quarters of 2014, and downward pressure on GRE’s revenues, margins and results of operations. At GOGAS, Genie did not fund its portions of AMSO LLC’s capital calls and IEI’s application for a license to build and operate a pilot plant was denied. Genie Mongolia continued its exploration activities and expanded the area in which it is licensed to operate. Afek was granted a drilling permit for a 10-well project, successfully defended a legal challenge at the Israeli High Court of Justice and prepared for drilling, which commenced in February 2015.

2013

In 2013, Genie delivered strong revenue growth on performance by IDT Energy and invested in the advancement of GOGAS’ development projects. IDT Energy faced competitive and market pressure and constraints on its ability to grow by adding new territories to its operational footprint, yet delivered gross profit at 95% of its 2012 levels. IDT Energy met or exceeded its internal financial targets even as its customer base shrank due to the pressures set forth above.  At GOGAS, Afek Oil & Gas, or Afek, secured an exploration license covering a large portion of the Golan Heights in Northern Israel, and began resource characterization and prepared for commencement of drilling operations. GMI entered into an exclusive oil shale development agreement with the Petroleum Authority of Mongolia covering 34,470 square kilometers in Central Mongolia. IEI made progress on its permitting application and AMSO continued with key elements of its pilot test.

Compensation Structure, Philosophy and Process

Our executive compensation structure is designed to attract and retain qualified and motivated personnel and align their interests with the goals of the Company and with the best interests of our stockholders. Our compensation philosophy is to provide compensation to attract the individuals necessary for our current needs and growth initiatives, and provide them with the proper incentives to motivate those individuals to achieve our long-term plans.

The annual base salary levels we pay to each of our Named Executive Officers is based on the responsibilities undertaken by the individuals, if applicable, the business unit managed and its complexity and role within the Company, and the market place for people of similar skill and background. The base salaries paid are determined through discussions with the covered individual and their manager as well as budgetary considerations, and are approved by the relevant members of our senior management and, in the case of executive officers, the Compensation Committee.

Incentive compensation is designed to reward contributions to achieving the Company’s goals for the current period and for the longer term. Cash bonuses are awarded in the discretion of the Compensation Committee. Near the beginning of a fiscal year, the Compensation Committee establishes goals for the Company, for specific operating divisions and for individual executives. The goals are designed to set forth achievable goals for the current performance of the Company and its business units and for current contributions to long-term initiatives. While bonus amounts are not linked to specific targets, in evaluating performance and making bonus determinations, the Compensation Committee considers, among other factors, whether the Company met or exceeded the goals outlined, the individual’s contribution toward achieving those goals, if relevant, the performance of the business unit over which the individual exercised management and other accomplishments during the year that were deemed relevant in specific instances. In some instances, cash bonuses or targets are set forth in written employment agreements that are described below. Following the end of a relevant period — usually the end of a fiscal year — our management sets company-wide bonus levels for the period then ended, based on Company performance and available resources, which are presented to the Compensation Committee. The bonus amounts awarded to specific individuals are the result of subjective determinations made by the relevant members of management and the Compensation Committee with respect to each subject individual, based on Company and individual performance, with consideration given to the performance factors set by the Compensation Committee for the relevant period, and levels relative to the bonuses of other personnel and officers. Individual bonus levels are not determined based on previously established formulae, targets or ranges.

Executive officers are eligible to receive cash bonuses of up to 100% of base salary (or higher upon extraordinary performance) based upon performance, including the specific financial and other goals set by the Compensation Committee, which goals are Company-wide, specific to a business unit or specific to an executive and his area of responsibility. Specific bonuses will depend on the individual achievements of executives and their contribution to achievement of the enumerated goals. These goals will be set by the Compensation Committee. As Mr. Howard Jonas receives most of his compensation in equity, his bonus levels are set with respect to bonuses of other executives and performance factors and not linked to his annual base salary levels.

Equity grants are made in order to provide additional incentive compensation and to align the interests of our executives with our stockholders. Executives have been granted equity interests in the Company and, with regard to individuals whose areas of responsibility focus on specific operations, in those operations, so as to better reward the executives for the results of their efforts. Equity grants in subsidiaries are made to align the incentive value with those operations where the individual can have the greatest impact, so as to maximize the incentive value of the grant. When equity grants in subsidiaries are made, the recipients are generally provided with the right to obtain liquidity in those grants through conversion to cash or equity in the Company (at the Company’s option) upon vesting or a later date in the future.

Compensation Decisions Made in Covered Periods

2015

Goals for 2015

At a meeting held on March 10, 2015, the Compensation Committee approved the following goals for 2015. Consistent with its undertakings to match compensation with company and individual performance, goals have been set for the company as well as for individual executive officers.

Company-Wide Goals

•         Successfully drill 2-3 exploration wells on the exploration license for Northern Israel

•         Optimize profitability and cash generation at Genie Retail Energy

•         Continue to grow GRE’s customer base and expand into new geographic markets

•         Increase market awareness of Genie and its goals and strategies

Howard Jonas, Chairman and Chief Executive Officer, GNE and Chief Executive Officer of Genie Israel

•         Continue to guide the strategic direction for Genie Energy Ltd., GRE and GOGAS

•         Guide the media and public relations strategy for the Company

•         Develop relationships with new strategic partners or potential investors for both GRE and GOGAS

•         Develop strategic relationships with noteworthy U.S. or international figures who influence policies in Genie jurisdictions and/or help attract capital

•         Establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for GOGAS projects

•         Propose and work with senior management team to evaluate new complementary business opportunities or acquisitions for Genie business units

Geoffrey Rochwarger, Vice Chairman of Genie Energy Ltd., Chief Executive Officer of Genie Retail Energy

•         Expand GRE’s market footprint into new utility regions, geographies and sales channels that match GRE’s business model and regulatory requirements

•         Grow GRE customer/meter base while meeting criteria for profitability and payback

•         Achieve Annual Adjusted EBITDA at or above budgeted target for GRE, assuming “normal” weather and market conditions

•         Oversee and manage the Afek drilling project in conjunction with the CEO

•         Provide leadership and management support for Genie Israel operations

Avi Goldin, Chief Financial Officer

•         Manage Genie’s global finance and accounting staff in the U.S., Israel and Mongolia

•         Timely and accurate reporting of quarterly and annual results

•         Attain clean financial and SOX audits for Fiscal 2015

•         Improve financial oversight and control across the company

•         Manage relationship with IDT Accounting, Internal Audit and Information Systems via the TSA

•         Assist in improving the operational and financial performance of Genie Retail Energy

•         Maintain a strong working relationship with external and internal auditors

•         Work with the CEO on business and corporate development efforts

•         Assist in executing transactions with potential strategic and/or financial implications for the Company

•         Lead the continued development of Genie’s relationships with the financial community, including investors, bankers and research analysts

•         Expand Genie’s public investor relations activities

•         Oversee integration of new acquisitions into internal control environment and corporate infrastructure

Michael Jonas, Executive Vice President & Director of Global Exploration and Business Development

•         Direct management responsibilities for the Genie Mongolia business unit

•         Successfully execute planned exploration program for new prospecting area

•         Lead the evaluation and execution of new business initiatives for Genie Oil and Gas

•         Lead the effort to cultivate relationships with investors and potential partners for Genie Mongolia

•         Work with the CEO to establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for GOGAS projects

Michael Stein, Executive Vice President

•         Direct management responsibilities for GRE’s Epiq and Diversegy business units

•         Work with the CEO to develop strategic relationships with noteworthy U.S. or international figures who influence policies in Genie jurisdictions and/or help attract capital

•         Work with the CEO to establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for GOGAS projects

•         Work with the CFO on development of Genie’s relationships with the financial community, including investors, bankers and research analysts

•         Work with the CFO to expand Genie’s investor relations activities

In April 2015, the Company announced changes in the roles of certain executive officers that made certain of the goals for specific executive officers no longer relevant to them.  Where warranted, the goals outlined for an individual in a specific role that was modified were considered in respect of the individual who assumed that role.  The Compensation Committee also considered the individual executive officers’ contributions to the Company-wide goals as well as their contributions to the business unit for which they had responsibility and the success or failure of that business unit in 2015.

Compensation Approach for 2015

Except as provided in written agreements, or where an individual assumed additional responsibility or delivered extraordinary performance, raises were restricted to employees earning under $175,000 in annual base compensation or $200,000 in annual total compensation, and raises were limited to three percent of annual base compensation. Bonuses at GRE were reflective of the gross margins and bottom line performance of that business during 2015.  Bonuses for GOGAS’ Israel-based employees were reduced to reflect the anticipated level of operations of those units.  Company-wide, base compensation for 2016 was increased by 1.4% over 2015 levels.

Employment Agreements Entered into in 2015

In connection with Mr. Goldin’s assumption of additional duties, specifically taking on the role of principal financial officer at GRE and its subsidiary operations, the Company entered into an addendum to Mr. Goldin’s employment agreement with the Company providing for an increase in Mr. Goldin’s annual base compensation from $275,000 to $300,000, effective April 20, 2015, and making Mr. Goldin eligible for an additional performance-based bonus (in addition to the $100,000 target bonus previously provided for in his employment agreement) for performance at GRE, with a target of $75,000.  Such changes will be in effect through the term of his Agreement, which will expire on December 31, 2017.  The addendum was entered into to reflect Mr. Goldin’s expanded role and duties and ensured that the Company would continue to benefit from Mr. Goldin’s services and the continuity of having the same person serving in those key roles.

In connection with the change in his role, on June 17, 2015, the Company and Mr. Rochwarger entered into an employment agreement.  The agreement is described below and provides for an annual base salary of $500,000 and target bonuses totalling $250,000, as well as other possible compensation as described in the more detailed description of such agreement elsewhere in this Proxy Statement. The agreement was entered into to document certain informal understandings and clarify Mr. Rochwarger’s role and compensation in his new role.

Cash Bonuses Awarded in Respect of 2015

In connection with Company and individual performance and accomplishments, individual bonus levels were determined and paid in the first quarter of 2016.

Howard Jonas received a bonus of $325,000, the same bonus level as was awarded to him for 2014. During 2015, Mr. Jonas provided active oversight and strategic guidance over all Company operations. He maintained relationships with strategic partners and engaged in discussions with existing and newly identified parties related to investments on certain of the Company’s subsidiaries. Mr. Jonas was actively involved in directing and managing efforts at Afek during the crucial stages of that project. Mr. Jonas played a key role in advancing potential acquisitions for the Company as well as other growth initiatives and areas for development. Mr. Jonas served as Chairman and Chief Executive Officer of the Company for the full year.

Mr. Rochwarger was awarded a bonus of $100,000, a reduction from the $321,350 bonus awarded in respect of 2014. The reduction is due to the restructuring of Mr. Rochwarger’s compensation and his new role, including the employment agreement entered into during 2015, and the assumption of the GRE CEO role by Mr. Stein in April 2015.   During the first quarter of 2015, Mr. Rochwarger continued to directly manage GRE as well as performing an active role in management of Afek’s drilling program.  After the management restructuring, Mr. Rochwarger focused on Afek and certain duties to the Company and oversaw the drilling of all wells and other activities related to Afek’s exploration program.  Mr. Rochwarger managed internal resources and vendors in a complex operation that had not been accomplished previously by the Company.  He was primarily responsible for the successful completion of four wells and the analysis of the results.

Mr. Goldin was awarded a bonus of $207,234, an increase from the $116,667 bonus awarded in 2014.  His revised employment agreement provided for a target bonus of at least $175,000. Mr. Goldin continued to manage the Company’s internal finance functions and management of the accounting and finance staff at the Company’s operations in the U.S., Israel and Mongolia. In April 2015, he assumed primary responsibility for financial oversight at GRE and its subsidiary operations in addition to his duties to the Company as a whole.  Mr. Goldin continued the effort to improve the internal control environment at the Company, including engaging a dedicated internal audit team.  Mr. Goldin again led the budgeting process during a year when there were dramatic shifts mid-year in the stages and rates of development at all Company operating units. In addition, Mr. Goldin was active in investment efforts at certain Company subsidiaries, business development activities and played a leading effort in investor relations in increasing the profile of the Company in the investment community.

Mr. Stein was awarded a bonus of $207,446 in respect of 2015, an increase from $25,000 awarded in respect of 2014.  In April 2015, Mr. Stein assumed the role of Chief Executive Officer of GRE, and his bonus primarily reflects the strong performance of that business.  Mr. Stein led efforts to turn around Diversegy and limit the negative financial impact of Epiq’s operations.  He was also instrumental in developing and implementing the initiatives that led to net meter growth in each of the second, third and fourth quarters of 2015 and in exploring ways to diversify GRE’s business and sources of revenue.

Michael Jonas was awarded a bonus of $15,000 in respect of 2015, a reduction from the $50,000 he received in respect of 2014.  During 2015, Michael Jonas led the curtailing of operations in Mongolia while assuming greater responsibility for aspects of Afek’s management.  The reduction was part of an overall program to cut bonuses related to Israeli operations related to the level of operations at the various projects on an ongoing basis. In addition to his operational duties, he also was involved in business development efforts in seeking complementary opportunities for the Company.

Base Salaries

Howard Jonas received the majority of his base salary for 2015 (as well as other periods) in the form of the right to purchase 3.6 million shares of the Company’s Class B Common Stock, which was effected in July through August 2014, and was approved by the stockholders of the Company at the 2015 annual meeting.  The purchase price for the 3.6 million shares of the Company’s Class B Common Stock was $6.82 per share, the fair market value at the time the agreement was approved by the Compensation Committee. The current arrangement lasts for six years beginning in 2014. The purchased shares are subject to repurchase by the Company at the original purchase price if Mr. Jonas leaves the employ of the Company under certain conditions, which right lapses over the six-year term of the arrangement. Mr. Jonas receives a cash salary, currently $35,000 per year, to facilitate his participation in certain employee benefit plans maintained by the Company.

Mr. Rochwarger’s base salary for 2015 was $500,000 in accordance with the employment agreement he entered into with the Company in 2015.  His base salary for 2016 remains unchanged at $500,000 in accordance with his employment agreement with the Company.

Mr. Goldin’s base salary for 2015 was initially set at $275,000, in accordance with his employment agreement with the Company, but was increased, effective April 20, 2015, to $300,000 in accordance with his assumption of additional duties at GRE, as documented in an addendum to his employment agreement.  His base salary for 2016 remains at $300,000 in accordance with his employment agreement with the Company, as addended.

Mr. Stein’s base salary for 2015 was initially set at $175,000, but was increased to $250,000 when he assumed the role of Chief Executive Officer of GRE on April 29, 2015, and remains at that level for 2016.

Michael Jonas’ base salary for 2015 was $250,000 and it remains at that level for 2016.

Incentive Equity Grants

In 2015, no awards of equity interests in the Company were made to any of our executive officers.  Certain of our named executive officers were granted equity interests in GRE as part of a grant of equity interests in that entity for key personnel.  Mr. Howard Jonas was granted 58 shares of Common Stock of GRE with a grant date value of $2,449,915, Mr. Goldin was granted 5.8 shares of Common Stock of GRE with a grant date value of $244,991, and Mr. Stein was granted 3.8 shares of Common Stock of GRE with a grant date value of $160,512.

In addition, upon the vesting of certain deferred stock units in IDT Energy, Inc. awarded in prior periods, because there was no public market for the underlying shares at the time of vesting, the Company elected to pay the value of the vested awards in cash.  At such time, Mr. Howard Jonas received $865,828.39 and Mr. Rochwarger received $72,079.58, each in respect of the value of the portion of the award that vested in 2015.

2014

Goals for 2014

At a meeting held on March 10, 2014, the Compensation Committee approved the following goals for 2014. Consistent with its undertakings to match compensation with company and individual performance, goals have been set for the company as well as for individual executive officers.

Company-Wide Goals

•         Successfully begin drilling operations on the exploration license for Northern Israel

•         Optimize profitability and cash generation at IDTE

•         Continue to grow IDTE’s customer base and expand into new markets

•         Increase market awareness of Genie and its goals and strategies

•         Improve financial management and controls

Howard Jonas, Chief Executive Officer

•         Continue to guide the strategic direction for Genie Energy Ltd., IDT Energy and GOGAS

•         Develop relationships with new strategic investors or potential investors for both IDTE and GOGAS

•         Develop strategic relationships with noteworthy U.S. or international figures who influence policies in Genie jurisdictions and/or help attract capital

•         Establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for GOGAS projects

•         Propose and work with senior management team to evaluate new complementary business opportunities or acquisitions for Genie business units

•         Work with Vice Chairman and CFO on general corporate matters

Geoffrey Rochwarger, Vice Chairman of Genie Energy Ltd., Chief Executive Officer of IDT Energy and Chief Executive of Genie Energy Israel

•         Expand IDT Energy’s market footprint into new utility regions, geographies and sales channels that match IDTE’s business model and regulatory requirements

•         Grow IDTE customer/meter base assuming we can attain target profitability and payback

•         Achieve Annual Adjusted EBITDA of $25MM for IDTE, assuming “normal” weather and market conditions

•         Lead the integration of the newly acquired Epiq and Diversegy business units

•         Manage GOGAS projects in Israel in coordination with CEO and Chairman of Genie Israel

•         Work with project teams to appropriately staff GOGAS team to execute projects

•         Manage IEI’s activities and budget through complex permitting process

•         Work with CEO and CFO on relationships with investor and banking and research community

Avi Goldin, Chief Financial Officer

•         Manage Genie’s global finance and accounting staff in the U.S., Israel and Mongolia:

•         Timely and accurate reporting of quarterly and annual results

•         Attain clean financial and SOX audits for FY2014

•         Improve financial oversight and control across the company

•         Manage relationship with IDT Accounting, Internal Audit and Information Systems via the TSA

•         Assist in the financial integration of the newly acquired Epiq and Diversegy operations

•         Maintain a strong working relationship with external and internal auditors

•         Work with the CEO in business development efforts for new markets/resources for GOGAS, providing corporate development support

•         Assist in executing transactions with potential strategic and/or financial implications for the Company

•         Lead the continued development of Genie’s relationships with the financial community, including investors, bankers and research analysts

•         Expand Genie’s public investor relations activities

Compensation Approach for 2014

Except as provided in written agreements, or where an individual assumed additional responsibility or delivered extraordinary performance, raises were restricted to employees earning under $150,000 in base compensation or $175,000 in total compensation, and raises were limited to three percent of base compensation. Bonuses at GRE were reflective of the lower bottom line performance of that business during 2014.

Cash Bonuses Awarded in Respect of 2014.

In connection with such performance and accomplishments, individual bonus levels were determined and paid in the first quarter of 2015.

Howard Jonas received a bonus of $325,000, $25,000 more than the bonus awarded to him for 2013. During 2014, Mr. Jonas provided active oversight and strategic guidance over all Company operations. He maintained relationships with strategic partners and was instrumental in discussions related to investments on certain of the Company’s subsidiaries. Mr. Jonas was actively involved in directing and managing efforts at the two GOGAS development projects in Israel and defending the legal and regulatory challenges they faced. Mr. Jonas was essential in identifying and vetting potential acquisitions for the Company as well as other growth initiatives and areas for development. Mr. Jonas served as Chairman and Chief Executive Officer of the Company for the full year.

Mr. Rochwarger was awarded a bonus of $321,350, a reduction from the $553,000 bonus awarded in respect of 2013. The reduction primarily reflects the reduced contribution of GRE to the Company’s financial performance. During 2014, Mr. Rochwarger continued to directly manage GRE as well as performing an active role in management of GOGAS’ two Israel-based projects. GRE faced significant challenges related to the Polar Vortex of the 2013-2014 winter and the business, regulatory and litigation developments arising from that event. Mr. Rochwarger provided guidance and management in facing those challenges and stabilizing that segment’s operations and customer acquisition efforts, including the launch of operations in Illinois. He was also directly involved in the integration and exploitation of the Diversegy and Epiq operations that were acquired in December 2013. He was instrumental in Afek’s obtaining of its permit for a drilling operation, the successful defence of the legal challenge at the Israeli High Court of Justice and the efforts that led to the commencement of drilling operations in February 2014.

Mr. Goldin was awarded a bonus of $116,667 (as his employment agreement provided for a target bonus of at least $100,000). Mr. Goldin continued to manage the Company’s internal finance functions and management of the accounting and finance staff at the Company’s operations in the U.S., Israel and Mongolia. Mr. Goldin led the successful remediation of the weaknesses in internal controls identified during the audit of the Company’s 2013 financial statements.  Mr. Goldin again led the budgeting process during a year when there were dramatic shifts mid-year in the stages and rates of development at all Company operating units as well as the impact of the downturn at GRE related to the impact of the Polar Vortex. In addition, Mr. Goldin was active in investment efforts at certain Company subsidiaries, business development activities and played a leading effort in investor relations in increasing the profile of the Company in the investment community. Mr. Goldin also led several internal compliance efforts.

Messrs. Michael Stein and Michael Jonas were not executive officers at the time that the Compensation Committee set goals for 2014. Accordingly, there were no specific goals set for their performance during that period.

Mr. Stein was awarded a bonus of $25,000 in respect of 2014. Mr. Stein’s responsibilities were significantly expanded during 2014, and he assumed roles at certain subsidiaries, in addition to corporate level duties. He was a lead party with respect to seeking investment capital for certain of GOGAS’ development projects, led efforts with respect to cost control efforts across the Company and interfaced with outside vendors to support Company operations.

Michael Jonas was awarded a bonus of $50,000 in respect of 2014. Mr. Jonas was the principal executive responsible for operations at Genie Mongolia where the Company was able to work with the local government, increase the area covered by its development rights and commence substantial exploratory operations. He also was involved in business development efforts in seeking complementary opportunities for the Company.

Base Salaries

Howard Jonas receives the majority of his base salary in the form of the right to purchase 3.6 million shares of the Company’s Class B Common Stock, which was effected in July through August 2014 subject to stockholder approval. That right replaced the grant of options to purchase shares of Class B Common Stock that was awarded in 2013 and which was to vest over five years. The purchase price for the 3.6 million shares of the Company’s Class B Common Stock was $6.82 per share, the fair market value at the time the agreement was approved by the Compensation Committee. The current arrangement lasts for six years beginning in 2014. The purchased shares are subject to repurchase by the Company at the original purchase price if Mr. Jonas leaves the employ of the Company under certain conditions, which right lapses over the six-year term of the arrangement. Mr. Jonas receives a cash salary, currently $35,000 per year, to facilitate his participation in certain employee benefit plans maintained by the Company.

Mr. Rochwarger’s base salary for 2015 was set at $528,650, unchanged from 2014, but was reduced in connection with a change in his role and his entry into an employment agreement with the Company during 2015.

Mr. Goldin’s base salary for 2015 was set at $275,000, in accordance with his employment agreement with the Company, and was modified when he entered into an addendum to that agreement.

Mr. Stein’s base salary for 2015 was set at $175,000, but was increased when he assumed the role of Chief Executive Officer of GRE.

Michael Jonas’ base salary for 2015 was set at $250,000.

Incentive Equity Grants

In 2014, certain of our named executive officers were granted restricted shares of Class B Common Stock of the Company and restricted shares of certain subsidiaries of the Company.

In connection with the amendment and extension of his employment agreement with the Company which is described below, subject to stockholder approval, Howard Jonas was granted the right to purchase 3.6 million shares of the Class B Common Stock at a purchase price of $6.82 per share, the closing price of the Class B Common Stock on the trading day prior to the approval of the right by the Compensation Committee. The purchase, which was effected between July and August 2014, was in lieu of base salary (other than an amount to allow Mr. Jonas to participate in certain employee benefit programs maintained by the Company, not to exceed $50,000 per annum) for the six-year term of the associated amended employment agreement, and the purchased shares are subject to repurchase by the Company at the original purchase price therefor if Mr. Jonas leaves the employ of the Company under certain conditions, which right lapses over the six-year term of the arrangement.

In addition, upon the vesting of deferred stock units in IDT Energy granted to Mr. Howard Jonas in 2012, in 2014, Mr. Jonas received 98,398 shares of the Company’s Class B Common Stock, which equalled the value of the IDT Energy common stock issuable upon vesting of the deferred stock units.

In 2014, Mr. Rochwarger was granted restricted ordinary shares of Afek, representing 0.17% of the outstanding ordinary shares of Afek, in respect of his assumption of an expanded role in management of Afek’s development project. The shares vest in five equal installments between 2014 and 2018.

In addition, upon the vesting of deferred stock units in IDT Energy granted to Mr. Rochwarger in 2012, in 2014, Mr. Rochwarger received 8,192 shares of Class B Common Stock, which equalled the value of the IDT Energy common stock issuable upon vesting of the deferred stock units.

In January 2014, Mr. Stein received a grant of 29,126 shares of Class B Common Stock in connection with his performance during 2013 and his assumption of additional responsibilities. The grant date value of the shares was $298,833 based on the closing price of the Class B Common Stock on the trading day preceding the grant: 9,708 shares vested on January 5, 2015 and 9,709 shares will vest on each of January 5, 2016 and January 5, 2017.

2013

Goals for 2013

At a meeting held on March 11, 2013, the Compensation Committee approved the following goals for 2013. Consistent with its undertakings to match compensation with company and individual performance, goals were set for the Company as well as for individual executive officers.

Company-Wide Goals

•         Obtain and begin operations on exploration license for Northern Israel

•         Begin operating AMSO pilot test

•         Increase profitability and cash generation at IDT Energy

•         Continue to grow IDT Energy’s customer base and expand into new markets

•         Complete technology separation from IDT

•         Increase market awareness of Genie and its goals and strategies

Howard Jonas, Chairman of the Board

•         Continue to guide the strategic direction for Genie Energy Ltd., IDT Energy and Genie Oil & Gas

•         Develop relationships with new strategic investors or potential investors for both IDT Energy and Genie Oil & Gas

•         Develop strategic relationships with noteworthy U.S. or international figures who influence policies in Genie jurisdictions and/or help attract capital

•         Establish relationships with oil & gas players who can help attract capital and/or provide operational expertise for Genie Oil & Gas projects

•         Propose and work with senior management team to evaluate new complementary business opportunities or acquisitions for Genie business units

Geoffrey Rochwarger, Vice Chairman of Genie Energy Ltd., Chief Executive Officer of IDT Energy and Chief Executive Officer of Genie Israel Holdings Ltd.

•         Expand IDT Energy’s market footprint into new utility regions and new geographies to those markets that match IDT Energy’s business model requirements

•         Grow IDT Energy customer/meter base assuming we can attain target profitability

•         Achieve Annual Adjusted EBITDA of $25MM for IDT Energy, assuming “normal” weather and market conditions

•         Launch new business opportunities after thoroughly investigating

•         Manage Genie Oil & Gas projects in Israel in coordination with Chief Executive Officer and Chairman of Genie Israel Holdings Ltd.

•         Work with Chief Executive Officer and Israel project teams to appropriately staff Genie Oil & Gas technical team to execute projects

•         Work with Chief Executive Officer to manage Israel Energy Initiatives’ activities and budget through complex permitting process

•         Achieve technology separation from IDT Corporation, in accordance with Board of Directors recommendation

•         Work with Chief Executive Officer and Chief Financial Officer on relationships with investor and banking and research community

Avi Goldin, Chief Financial Officer

•         Manage Genie’s global finance and accounting staff in the U.S., Israel and Mongolia:

•         Timely and accurate reporting of quarterly and annual results

•         Attain clean financial and SOX audits for 2012 and 2013

•         Improve financial oversight and control for Genie’s non-U.S. operations

•         Manage relationship with IDT accounting, internal audit and information systems via the Transition Services Agreement

•         Implement annual corporate budget and review process

•         Maintain a strong working relationship with external and internal auditors

•         Lead the continued development of Genie’s relationships with the financial community, including investors, bankers and research analysts

•         Work with IDT Energy management in the implementation of improved financial and operational reporting

•         Work with the Chief Executive Officer in business development efforts for new markets/resources for Genie Oil & Gas, providing corporate development support

•         Assist in executing transactions with potential strategic and/or financial implications for the Company

•         Implement research and development allocation and licensing structure for Genie Oil and Gas

Cash Bonuses Awarded in Respect of 2013

In connection with such performance and accomplishments, individual bonus levels were determined and paid in the first quarter of 2014.

Mr. Howard Jonas received a cash bonus of $300,000, compared with $294,000 awarded to Mr. Jonas for 2012. During 2013, Mr. Jonas provided active oversight and strategic guidance over all Company operations. He initiated discussions with several potential strategic partners for the Company, including industry leaders and well-known financial figures and institutions. Mr. Jonas was essential in identifying and vetting potential acquisitions for the Company as well as other growth initiatives and areas for development. Mr. Jonas assumed the Chief Executive Officer role effective January 1, 2014.

Mr. Rochwarger was awarded a cash bonus of $553,000. Mr. Rochwarger continued to directly manage IDT Energy while taking on an active role in management of GOGAS’ two Israel-based projects. Under his management, IDT Energy exceeded its targeted EBITDA by 18%, despite a challenging environment for expansion of IDT Energy’s service area and customer base. Mr. Rochwarger was also actively involved in the acquisition of Diversegy, LLC and Epiq Energy, LLC which are intended to provide diversification of IDT Energy’s revenue streams and additional customer acquisition channels. With Mr. Rochwarger’s involvement, Afek received its exploration permit and made substantial strides in its initial activities in characterizing the resource in the license area.

Mr. Goldin was awarded a cash bonus of $90,000. Mr. Goldin continued to establish and manage the Company’s internal finance functions and management of the accounting and finance staff at the Company’s operations in the U.S., Israel and Mongolia. Specifically, the oversight of non-U.S. operations was substantially increased during 2013. Mr. Goldin led the budgeting process during a year when there were dramatic shifts mid-year in the stages and rates of development at all Company operating units. In addition, Mr. Goldin was active in business development activities and investor relations in increasing the profile of the Company in the investment community.

Base Salaries

Other than in circumstances of restructuring of compensation arrangements described below, the Company did not increase the base compensation of any employees with a base salary under $200,000 for 2014.

As discussed elsewhere in this section, Mr. Howard Jonas received the majority of his base salary in the form of a grant of options to purchase Class B Common Stock that was awarded in 2013 and vests over five years. Beginning in 2014, Mr. Jonas receives a cash salary, currently $35,000 per year, to facilitate his participation in certain employee benefit plans maintained by the Company.

Mr. Rochwarger’s base salary for 2014 was $528,650, unchanged from 2013.

Mr. Goldin’s base salary for 2014 was $250,000, unchanged from 2013.

Incentive Equity Grants

In 2013, our named executive officers were granted restricted shares of Class B Common Stock of the Company, options to purchase Class B Common Stock of the Company and restricted shares of certain subsidiaries of the Company.

In connection with his agreement to assume the role of Chief Executive Officer of the Company (in addition to his existing role as Chairman of the Board of the Company), Mr. Jonas received a grant of options to purchase 3,000,000 shares of our Class B Common Stock at an exercise price of $10.30 per share, the closing price of the Class B Common Stock on the trading day prior to the grant. The grant was in lieu of base salary (other than an amount to allow Mr. Jonas to participate in certain employee benefit programs maintained by the Company, not to exceed $50,000 per annum) for the five-year term of the associated employment agreement.

In 2013, Mr. Rochwarger was granted 129 restricted ordinary shares of IEI, representing 0.125% of the outstanding ordinary shares of IEI, and 144 restricted ordinary shares of Afek, representing 0.125% of the outstanding ordinary shares of Afek, in respect of his assumption of an oversight role with respect to GOGAS’ Israel-based projects. Mr. Rochwarger supplements the management teams of those entities and liaises between local and corporate management. In addition, upon the vesting of deferred stock units in IDT Energy granted to Mr. Rochwarger in 2012, in 2013, Mr. Rochwarger received 7,957 shares of Class B Common Stock, which equalled the value of the IDT Energy common stock issuable upon vesting of the deferred stock units.

In 2013, the Company extended the expiration period of outstanding options to purchase Class B Common Stock, that were issued upon the spin-off of the Company from IDT in respect of options to purchase IDT Class B Common Stock held by the recipients. Of the options extended, options to purchase 899 shares of Class B Common Stock are held by Mr. Rochwarger.

Amended and Restated Employment Agreements

In connection with assuming the role of Chief Executive Officer of the Company (in addition to the Chairman position), the Company entered into an Amended and Restated Employment Agreement with Mr. Jonas. The restated agreement commenced as of January 1, 2014 and expires on December 31, 2019. The terms of the restated agreement are described elsewhere in this Proxy Statement.

Goals for 2016

At a meeting held on March 3, 2016, the Compensation Committee approved the following goals for 2016. Consistent with its undertakings to match compensation with company and individual performance, goals have been set for the company as well as for individual executive officers.

Company-Wide Goals

•         Successfully conduct flow tests on the Afek exploration wells and analyze the results

•         Optimize profitability and cash generation at GRE

•         Continue to grow the customer base of the REPs owned by GRE and expand into new geographic markets and products

•         Increase market awareness of Genie and its goals and strategies

Howard Jonas, Chairman and Chief Executive Officer, Genie Energy Ltd., and Chief Executive of Genie Israel

•         Continue to guide the strategic direction for Genie Energy Ltd., GRE and GOGAS

•         Drive the media and public relations strategy for the company

•         Propose and work with senior management team to evaluate new complementary business opportunities or acquisitions for Genie business units

•         Develop strategic relationships with noteworthy U.S. or international figures who influence policies in Genie jurisdictions and/or help attract capital

•         Develop relationships with new strategic partners or potential investors for both GRE and GOGAS who can help attract capital and/or provide operational expertise

Geoffrey Rochwarger, Vice Chairman of Genie Energy Ltd., and Chief Executive Officer of Genie Israel E&P

•         Oversee and manage Afek operations for its exploration program

•         Complete the drilling and analysis of the fifth exploration well

•         Initiate and run Afek’s well flow test program in up to seven zones in one to two completed wells

•         Maintain relationships with key service providers and vendors responsible to help implement exploration program and prepare for potential future stages

•         Help manage expenditures, especially during down times when not actively drilling

•         Work with CEO and CFO to provide necessary support for financial reporting and strategic relationship development

Avi Goldin, Chief Financial Officer

•         Manage Genie’s global finance and accounting staff in the U.S. and Israel:

Timely and accurate reporting of quarterly and annual results

Attain clean financial and SOX audits for FY2016

Improve financial and systems oversight and control across the company

•         Maintain a strong working relationship with external auditors

•         Work closely with internal audit to improve and enhance the Company’s control environment

•         Manage relationship with IDT Accounting, Human Resources and Information Systems in their provision of services to Genie via the Transition Services Agreement

•         Work with the CEO and business unit heads on business and corporate development efforts

•         Assist in executing transactions with potential strategic and/or financial implications for the Company

•         Lead the continued development of Genie’s relationships with the financial community, including investors, bankers and research analysts

•         Expand Genie’s investor relations activities

•         Oversee integration of new acquisitions into internal control environment and corporate infrastructure

•         Perform business unit CFO responsibilities at GRE

Management of the Finance, Accounting, MIS, Supply and Risk Management functions

Work with CEO of GRE to Achieve Annual Adjusted EBITDA of $10-15MM for GRE, assuming “normal” weather, market and regulatory conditions

Michael Jonas, Executive Vice President & Director of Global Exploration and Business Development

•         Directly manage Genie’s Israeli business development activities

•         Oversee the public relations, legal and, government relations and permitting functions at Afek

Support the successful execution of the planned exploration program in Afek’s license area, including possible additional areas or approaches

•         Manage Afek’s ongoing Regulatory compliance work, specifically renewals or extensions of key licenses.

•         Lead the evaluation and execution of new business initiatives for Genie Oil and Gas

•         Lead the effort to cultivate relationships with investors and potential partners for Afek

•         Establish and build relationships with oil & gas companies who can help attract capital and/or provide operational expertise for GOGAS projects

•         Work with Israeli regulators to advance Afek’s exploration project based on the results of the flow testing towards an economic discovery and begin the process of licensing commercial production in the license area

Michael Stein, Executive Vice President and Chief Executive Officer — GRE

•         Manage GRE and subsidiaries

•         Expand market footprint for the REPs owned by GRE into new utility regions, geographies and sales channels that match GRE’s business model and regulatory requirements

•         Grow customer/meter base for REPs owned by GRE while meeting criteria for profitability and payback

•         Grow Diversegy’s profitability and complete the ongoing refocusing of Network Marketing channel

•         Start solar business unit and achieve modest 1st year sales goals

•         Achieve Annual Adjusted EBITDA of $10-15 million for GRE (on a consolidated basis), assuming normal weather, market and regulatory conditions

EMPLOYMENT AGREEMENTS

In connection with, and effective upon, consummation of the spin-off, each of Messrs. Howard Jonas and Goldin entered into employment agreements with the Company that provide for base compensation, payments, treatment of equity awards on termination of employment, and other terms of employment. In March 2014, in connection with Mr. Jonas assuming the Chief Executive Officer position, the Company entered into an Amended and Restated Employment Agreement with Mr. Jonas, which became effective as of January 1, 2014, and in July 2014, the Company entered into a Second Amended and Restated Employment Agreement with Mr. Jonas. In August 2014, ahead of the expiration of the term of Mr. Goldin’s employment agreement, the Company entered into an Amended and Restated Employment Agreement with Mr. Goldin, which became effective as of August 19, 2014. Finally, in connection with the change in his role, on June 17, 2015, the Company and Mr. Rochwarger entered into an employment agreement.  The following is a description of the material terms of the compensation provided pursuant to the employment agreements.

Howard Jonas: The second amended and restated employment agreement between Howard Jonas and the Company, referred to as the Jonas Employment Agreement is effective as of July 30, 2014, and provides that Mr. Jonas serves as Chairman of the Board of Directors and Chief Executive Officer of the Company. Under the terms of the Jonas Employment Agreement, the Company agreed to sell to Mr. Jonas, and Mr. Jonas agreed to purchase from the Company, an aggregate of 3,600,000 shares of the Company’s Class B Common Stock.  Between July 2014 and August 2014, Mr. Jonas purchased 3.6 million shares of the Class B Common Stock at a purchase price of $6.82 per share, the closing price of the Class B Common Stock on the trading day prior to the approval of the purchase right by the Compensation Committee.  The purchased shares are subject to repurchase by the Company at the original purchase price if Mr. Jonas leaves the employ of the Company under certain conditions, which repurchase right lapses over the six-year term of the arrangement. The purchased shares are also restricted from transfer. Such restrictions lapsed as to 600,000 shares, immediately upon purchase, as to an additional 600,000 shares on each of December 31, 2014 and 2015 and are scheduled to lapse as to an additional 600,000 shares on each of December 31, 2016, 2017 and 2018.

For any periods following the initial six-year term, the Company shall pay Mr. Jonas an annual base salary of $2,000,000 in cash or equity interest or a combination thereof, as mutually agreed to by the parties.

If Mr. Jonas’ employment is terminated due to his death or disability, as defined in the agreement, the Company shall pay Mr. Jonas (or his beneficiary) (i) all unpaid amounts of annual base salary, if any, to which Mr. Jonas was entitled as of the date of termination, and (ii) all unpaid amounts to which Mr. Jonas was then entitled under any employee benefit plans, perquisites or other reimbursements.  In addition, in the event of Mr. Jonas’ death, the Company shall pay Mr. Jonas’ estate a lump sum payment equal to twelve (12) months of the cash portion of Mr. Jonas’ salary (at the rate in effect on the date of his death), the restrictions on the purchase shares shall lapse and any unvested equity grants in the Company or subsidiaries shall vest upon death or disability.

In the event Mr. Jonas’ employment is terminated by the Company for “cause” or by Mr. Jonas for other than “good reason”, the Company shall pay Mr. Jonas all unpaid amounts, if any, to which Mr. Jonas was entitled as of the date of termination and all unpaid amounts to which Mr. Jonas was then entitled under any employee benefit plans, perquisites or other reimbursements.  In the event Mr. Jonas’ employment was terminated for “cause”, then the restrictions shall lapse with respect to a pro rata portion (as such term is defined in the agreement) of the purchased shares and the Company’s repurchase right with respect to all other shares shall become exercisable.  In the event employment is terminated by Mr. Jonas other than for good reason, the Company’s repurchase right shall be exercisable by the Company as to all purchased shares with respect to which the restrictions have not lapsed as of the date of termination.

In addition, in the event the Company terminates Mr. Jonas’ employment, other than for “cause”, or if Mr. Jonas terminates his employment for “good reason”, the Company shall pay Mr. Jonas all unpaid amounts, if any, to which Mr. Jonas was entitled as of the date of termination and all unpaid amounts to which Mr. Jonas was then entitled under any employee benefit plans, perquisites or other reimbursements.  In addition, all restrictions on the purchased shares shall lapse, Mr. Jonas’ equity grants shall accelerate and vest as of the date of termination and the Company shall pay Mr. Jonas a lump sum payment equal to twelve (12) months of the cash portion of Mr. Jonas’ salary (at the rate in effect on the date of his death).

Pursuant to the agreement, Mr. Jonas has agreed not to compete with the Company for a period of one year following the termination of his employment (other than termination of his employment for “good reason” or by the Company other than for “cause”). The agreement has a term from June 30, 2014 until December 31, 2019 and shall automatically be renewed for additional one-year periods unless, not later than ninety (90) days prior to any such expiration, the Company or Mr. Jonas shall have notified the other party in writing that such renewal extension shall not take effect.

The agreement defines “cause” as: (i) Mr. Jonas’ conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof, or (ii) Mr. Jonas’ willful and continued failure to substantially perform his duties under the Jonas Employment Agreement (other than any such failure resulting from his incapacity due to physical or mental illness), after written notice has been delivered to Mr. Jonas by the Company, and Mr. Jonas’ failure to substantially perform his duties is not cured within ten (10) business days after notice of such failure has been given to Mr. Jonas.

The agreement defines “good reason” as:  the occurrence (without Mr. Jonas’ express written consent) of (i) a material breach of the agreement by the Company; (ii) the assignment to Mr. Jonas of any duties inconsistent with Mr. Jonas’ status as a senior executive officer of the Company or a material adverse alteration in the nature or status of Mr. Jonas’ responsibilities; (iii) any purported termination of Mr. Jonas’ employment which is not effected pursuant to a proper notice of termination under the Jonas Employment Agreement; (iv) a material reduction in Mr. Jonas’ annual base salary; (v) a material reduction in Mr. Jonas’ positions, duties, responsibilities or reporting lines from those provided in the Jonas Employment Agreement; (vi) relocation of Mr. Jonas’ principal place of employment to a location more than 50 miles outside of the metropolitan New York area; or (vii) a “Change in Control.”

A “Change in Control” is defined as: the occurrence of either of the following: (i) any person is or becomes the beneficial owner of securities of the Company representing 25% or more of the combined voting power of the Company’s then outstanding voting securities; or (ii) during any period of not more than two consecutive years, individuals who at the beginning of such period constitute the Company’s Board of Directors cease to constitute at least a majority of the Board, excluding any individual whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved.

Geoffrey Rochwarger: Mr. Rochwarger and the Company entered into an employment agreement, referred to as the Rochwarger Employment Agreement, effective as of June 17, 2015, pursuant to which Mr. Rochwarger is paid an annual base salary of $500,000 to serve as the Vice Chairman of the Company, Chief Executive Officer of the Company’s subsidiary Genie E&P Ltd. and as the primary authority and responsibility for Afek Oil & Gas Ltd.’s drilling and actual production operations. Mr. Rochwarger shall be entitled to a performance-based bonus at the level determined by the Compensation Committee of the Company’s Board of Directors with input from the supervisor, provided that such bonus shall not be in an amount of less than $250,000, of which not less than $125,000 shall be in respect of Mr. Rochwarger’s duties to the Company and not less than $125,000 shall be in respect of Mr. Rochwarger’s duties to Genie E&P. Mr. Rochwarger is also entitled to a discretionary bonus based on the profits generated (or other metrics) at Genie Retail Energy, Inc. and its subsidiaries (“GRE”) (or related entities) for a period of time following January 1, 2015, which program shall be subject to approval of the Compensation Committee of the Board of Directors and dependent on the performance of GRE (the “Profit/Performance Share”).

The Rochwarger Employment Agreement has a five-year term and shall automatically be renewed or extended for additional two-year periods unless, not later than ninety (90) days prior to any such expiration, the Company or Mr. Rochwarger shall have notified the other party in writing that such renewal extension shall not take effect. During the term of the agreement, Mr. Rochwarger is eligible to participate in the Company’s Israeli benefit plans as well as the Company’s 401(k) savings plan and receive perquisites, including but not limited, to phone, car and office equipment.

Should Mr. Rochwarger be terminated due to his death or disability, as defined in the Rochwarger Employment Agreement, Mr. Rochwarger (or, in the event of his death, his estate) shall receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination, including his base salary and a portion of his bonus pro-rated based on the portion of the year represented by the period between the prior calendar year end and date of termination. In addition, the

Company shall continue to pay Mr. Rochwarger or his estate as applicable his base salary plus the minimum bonus provided for in the agreement for the remainder of the term.

If Mr. Rochwarger is terminated by the Company for “cause” or if Mr. Rochwarger resigns without “good reason”, Mr. Rochwarger shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination.

If the Company terminates Mr. Rochwarger without “cause”, or if Mr. Rochwarger resigns for “good reason” (which includes, among other things, a “change of control” of the Company, as defined in the agreement), the Company, subject to Mr. Rochwarger’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Rochwarger all accrued or vested compensation, including salary, commission, and bonus(es), and reimburse Mr. Rochwarger for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to Mr. Rochwarger’s base salary, bonus and Profit/Performance Share received during or with respect to the calendar year immediately preceding termination for a period of the remaining term plus twelve months if Mr. Rochwarger is terminated prior to the fourth anniversary of the effective date, or for the remainder of the term plus twenty four months if Mr. Rochwarger is terminated following the fourth anniversary of the effective date. In addition, subject to Mr. Rochwarger’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Rochwarger under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

If upon expiration of the term, and in the event that the Company does not offer to extend the term of the Rochwarger Employment Agreement, and the Company and Mr. Rochwarger do not agree on terms and conditions for continued employment, the Company, subject to Mr. Rochwarger’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Rochwarger all accrued or vested compensation, including salary, commission, and bonus(es), and reimburse Mr. Rochwarger for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to 200% of Mr. Rochwarger’s base salary, bonus and Profit/Performance Share received during or with respect to the calendar year immediately preceding termination.   In addition, subject to Mr. Rochwarger’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Rochwarger under the Company’s incentive plans shall immediately vest (and the restrictions thereon lapse. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

The agreement defines “cause” as: (i) Mr. Rochwarger’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof; (ii) Mr. Rochwarger’s commission of fraud, embezzlement or gross negligence; (iii) Mr. Rochwarger’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s  Code of Business Conduct and Ethics that is within his material duties under the Rochwarger Employment Agreement (other than by reason of physical or mental illness or disability) or directives of the Board, or material breach of the terms of the Rochwarger Employment Agreement or of his non-disclosure and non-competition conditions, in each case, after written notice has been delivered to Mr. Rochwarger by the Company, and Mr. Rochwarger’s failure to substantially perform his duties or breach is not cured within fifteen (15) business days after such notice has been given to Mr. Rochwarger; (iv) any misrepresentation by Mr. Rochwarger of a material fact to or concealment by Mr. Rochwarger of a material fact from the Company’s Board, Chairman of the Board, Chief Executive Officer and/or general counsel; or (v) any material violation of the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics.

The agreement, defines “good reason” as: (i) a change in the supervisor or to whom the Employee reports in violation of the terms of the Rochwarger Agreement, (ii) the Company imposes unreasonable restrictions on Employee’s ability to perform his duties under the Rochwarger Employment Agreement, (iii) the Company’s failure to perform its material duties under the Goldin Employment Agreement, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from Mr. Rochwarger; (iv) a reduction by the Company (without the consent of Mr. Rochwarger, which consent may be revoked at any time) in Mr. Rochwarger’s base salary, or substantial reduction in the other benefits provided to Mr. Rochwarger; (v) the assignment to Mr. Rochwarger of duties inconsistent with Mr. Rochwarger’s status as a senior executive officer of the Company or a substantial adverse alteration in the nature or status of Mr. Rochwarger’s responsibility; (vi) a substantial diminution of Mr. Rochwarger’s responsibility, (vii) the relocation of Mr. Rochwarger’s principal place of employment to a location more than twenty-five (25) miles; (viii) the assignment of duties inconsistent with the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics; (ix) any purported termination of Mr. Rochwarger s employment not in accordance with the terms of the Rochwarger Employment Agreement; or (x) any “Change in Control” of the Company.  A “Change in Control” is defined as: if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company or any successor entity of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company.

Avi Goldin: Mr. Goldin and the Company entered into an amended and restated employment agreement, effective as of August 19, 2014, and an addendum to such agreement, effective as of April 20, 2015, together referred to as the Goldin Employment Agreement, pursuant to which Mr. Goldin is paid an annual base salary of $300,000 to serve as the Chief Financial Officer of the Company. Mr. Goldin, subject to satisfaction with his job performance by the Chief Executive Officer and the Chairman of the Board, and specific criteria that may be established from time to time, as well as approval by the Compensation Committee, also shall receive a target annual bonus of $100,000. In addition, Mr. Goldin is eligible to participate in any bonus pool established for employees or management of GRE, in the sole discretion of the Company and upon the approval of the Compensation Committee of the Company’s Board of Directors, for a target bonus of $75,000. In the event that the term of the Goldin Employment Agreement is extended beyond the initial expiration date of December 31, 2017, then each of Mr. Goldin’s base salary and target bonuses will increase by 10% during such extended portion of the term. The Goldin Employment Agreement has a three year term and shall automatically be renewed or extended for additional one-year periods unless, not later than ninety (90) days prior to any such expiration, the Company or Mr. Goldin shall have notified the other party in writing that such renewal extension shall not take effect. During the term of the agreement, Mr. Goldin is eligible to participate in the Company’s medical, dental, life and disability programs as well as the Company’s 401(k) savings plan.

Should Mr. Goldin be terminated due to his death or disability, as defined in the Goldin Employment Agreement, Mr. Goldin (or, in the event of his death, his estate) shall receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination.

If Mr. Goldin is terminated by the Company for “cause” or if Mr. Goldin resigns without “good reason”, Mr. Goldin shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination.

If the Company terminates Mr. Goldin without “cause”, or if Mr. Goldin resigns for “good reason” (which includes, among other things, a “change of control” of the Company, as defined in the agreement), the Company, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Goldin all accrued or vested compensation, including salary, commission, and bonus(es), and reimburse Mr. Goldin for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or  (ii) Mr. Goldin’s base salary plus the greater of his target bonus (at the rates in effect on the date of termination) and the actual bonus paid to Mr. Goldin in the year of the term preceding termination for the remainder of the term, but in no event less than a 12-month period plus one month for each full year of employment of Mr. Goldin with the Company or its affiliates subsequent to January 1, 2015 (the “Minimum Severance Period”).  In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

If upon expiration of the term, and in the event that the Company does not offer to extend the term of the agreement, and the Company and Mr. Goldin do not agree on terms and conditions for continued employment, the Company, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Goldin all accrued or vested compensation, including salary, commission, and bonus(es), and reimburse Mr. Goldin for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or  (ii) Mr. Goldin’s base salary plus his target bonus (at the rates in effect on the date of termination) for the Minimum Severance Period.  In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

The agreement defines “cause” as: (i) Mr. Goldin’s indictment or conviction for the commission of an act or acts constituting a felony under the laws of the United States or any State thereof; (ii) Mr. Goldin’s commission of fraud, embezzlement or gross negligence; (iii) Mr. Goldin’s willful or continued failure to perform an act permitted by the Company’s rules, policies or procedures, including without limitation, the Company’s  Code of Business Conduct and Ethics that is within his material duties under the Goldin Employment Agreement (other than by reason of physical or mental illness or disability) or directives of the Board, or material breach of the terms of the Goldin Employment Agreement or of his non-disclosure and non-competition conditions, in each case, after written notice has been delivered to Mr. Goldin by the Company, and Mr. Goldin’s failure to substantially perform his duties or breach is not cured within fifteen (15) business days after such notice has been given to Mr. Goldin; (iv) any misrepresentation by Mr. Goldin of a material fact to or concealment by Mr. Goldin of a material fact from the Company’s Board, Chairman of the Board, Chief Executive Officer and/or general counsel; or (v) any material violation of the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics.

The agreement, defines “good reason” as: (i) the Company’s failure to perform its material duties under the Goldin Employment Agreement, which failure has not been cured by the Company within fifteen (15) days of its receipt of written notice thereof from Mr. Goldin; (ii) a reduction by the Company (without the consent of Mr. Goldin, which consent may be revoked at any time) in Mr. Goldin’s base salary, or substantial reduction in the other benefits provided to Mr. Goldin; (iii) the assignment to Mr. Goldin of duties inconsistent with Mr. Goldin’s status as a senior executive officer of the Company or the designation by the Company of Mr. Goldin to any position or capacity other than (A) Chief Financial Officer of the Company, (B) Chief Financial Officer of one of the Company’s principal divisions (as described in the Company’s periodic filings made with the Securities and Exchange Commission), or (C) Chief Operating Officer of the Company; (iv) the relocation of Mr. Goldin’s principal place of employment to a location more than thirty-five (35) miles from its current Newark, New Jersey location or outside of the New York City metropolitan areas; (v) the assignment of duties inconsistent with the Company’s rules, policies or procedures, including without limitation, the Company’s Code of Business Conduct and Ethics; (vi) any purported termination of Mr. Goldin s employment not in accordance with the terms of the Goldin Employment Agreement; or (vii) any “Change in Control” of the Company.  A “Change in Control” is defined as: if (A) any person or group (within the meaning of Rule 13d-3 of the rules and regulations promulgated under the Securities Exchange Act of 1934, as amended), other than Howard Jonas, members of his immediate family, his affiliates, trusts or private foundations established by or on his behalf, and the heirs, executors or administrators of Howard Jonas, shall acquire in one or a series of transactions, whether through sale of stock or merger, voting securities representing more than 50% of the voting power of all outstanding voting securities of the Company or any successor entity of the Company, or (B) the stockholders of the Company shall approve a complete liquidation or dissolution of the Company.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Certain of the Company’s executives with employment agreements are entitled under such agreements to payments upon termination.

For Mr. Howard Jonas, the Chairman of the Company’s Board of Directors and the Company’s Chief Executive Officer, if his employment is terminated (i) due to his death or disability, (ii) by the Company with or without cause, or (iii) by Mr. Jonas for any reason, Mr. Jonas (or his beneficiary) shall be entitled to receive all unpaid amounts (A) of annual base salary, if any, to which Mr. Jonas was entitled as of the date of termination and (B) to which

Mr. Jonas was then entitled under any  employee benefits, perquisites or other reimbursements.  In the event of Mr. Jonas’ death or disability, or if the Company terminates his employment other than for cause, or if Mr. Jonas terminates his employment for good reason, Mr. Jonas (or, in the event of his death, his estate) shall be paid the severance, all restrictions on the purchased shares shall lapse and all equity grants shall accelerate and vest as of the date of termination. In addition, in the event the Company terminates Mr. Jonas’ employment for cause, then the restrictions shall lapse with respect to pro rata portion of the purchased shares that have not vested and the Company’s repurchase right with respect to all the other purchased shares shall become exercisable and all equity grants shall accelerate and vest as of the date of termination.

For Mr. Rochwarger, the Company’s Vice Chairman, if his employment is terminated due to his death or disability, Mr. Rochwarger (or, in the event of his death, his estate) shall be entitled to receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination, including his base salary and a portion of his bonus pro-rated based on the portion of the year represented by the period between the prior calendar year end and date of termination. In addition, the Company shall continue to pay Mr. Rochwarger or his estate as applicable his base salary plus the minimum bonus provided for in the agreement for the remainder of the term. If Mr. Rochwarger is terminated by the Company for cause or if Mr. Rochwarger resigns without good reason, Mr. Rochwarger shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination. If the Company terminates Mr. Rochwarger without cause, or if Mr. Rochwarger resigns for good reason, (i) Mr. Rochwarger shall be paid all accrued or vested compensation, including salary, commission, and bonus(es), and shall be reimbursed for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to equal to Mr. Rochwarger’s base salary, bonus and Profit/Performance Share received during or with respect to the calendar year immediately preceding termination for a period of the remaining term plus twelve months if Mr. Rochwarger is terminated prior to the fourth anniversary of the effective date, or for the remainder of the term plus twenty four months if Mr. Rochwarger is terminated following the fourth anniversary of the effective date, and (ii) all awards theretofore granted to Mr. Rochwarger under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

If the Company does extend the term of the Rochwarger Employment Agreement, and the Company and Mr. Rochwarger do not agree on terms and conditions for continued employment, the Company, subject to Mr. Rochwarger’s execution and delivery of the Company’s standard release agreement, shall pay to Mr. Rochwarger all accrued or vested compensation, including salary, commission, and bonus(es), and reimburse Mr. Rochwarger for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to 200% of Mr. Rochwarger’s base salary, bonus and Profit/Performance Share received during or with respect to the calendar year immediately preceding termination.   In addition, subject to Mr. Rochwarger’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Rochwarger under the Company’s incentive plans shall immediately vest (and the restrictions thereon lapse. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

For Mr. Goldin, the Company’s Chief Financial Officer, if his employment is terminated due to his death or disability, Mr. Goldin (or, in the event of his death, his estate) shall be entitled to receive any accrued or vested compensation, including salary, commission, bonus(es), reimbursement for unpaid and approved business expenses through the date of termination. If Mr. Goldin is terminated by the Company for cause or if Mr. Goldin resigns without good reason, Mr. Goldin shall be entitled to receive accrued or vested compensation, including salary, commission, and bonus(es), and to be reimbursed for unpaid and approved business expenses, through the date of termination. If the Company terminates Mr. Goldin without cause, or if Mr. Goldin resigns for good reason, (i) Mr. Goldin shall be paid all accrued or vested compensation, including salary, commission, and bonus(es), and shall be reimbursed for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or  (ii) Mr. Goldin’s base salary plus the greater of his target bonus (at the rates in effect on the date of termination) and the actual bonus paid to Mr. Goldin in the year of the term preceding termination for the remainder of the term, but in no event less than a 12-month period plus one month for each full year of employment of Mr. Goldin with the Company or its affiliates subsequent to January 1, 2015 (the “Minimum Severance Period”).  In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

If the Company does not extend the term of the Goldin Employment Agreement, (i) Mr. Goldin shall be paid all accrued or vested compensation, including salary, commission, and bonus(es), and shall be reimbursed for unpaid and approved business expenses, through the date of termination, as well as a severance payment equal to the greater of (i) the amount Mr. Goldin would be entitled to under Company policy applicable to management employees in effect at the time of termination, or  (ii) Mr. Goldin’s base salary plus his target bonus (at the rates in effect on the date of termination) for the Minimum Severance Period.  In addition, subject to Mr. Goldin’s execution and delivery of the Company’s standard release agreement, all awards theretofore granted to Mr. Goldin under the Company’s incentive plans shall continue to vest (and the restrictions thereon lapse) on their then existing schedule. These payments shall be paid over the period of time covered thereby on the Company’s regularly scheduled payroll payment dates.

Please see the section above entitled “Employment Agreements” for more details on these payments and the employment agreements of these executive officers, generally.

The following table and related footnote describe and quantify the amount of post termination payments that would be payable to each of the Named Executive Officers of the Company who have employment agreements in the event of termination of such Named Executive Officer’s employment as of December 31, 2015 under various employment-related scenarios pursuant to the employment Agreements entered into with each of the Named Executive Officers set forth in the table below utilizing a per share stock price of $11.15, the closing market price of the Company’s Class B Common Stock on December 31, 2015, the last trading day of Fiscal 2015. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be different from those presented in the following table. Factors that could affect these amounts include the timing during the year of any such event, the Company’s stock price and the Named Executive Officer’s age.

Name	Benefit ($)	Death ($)		Disability ($)		By Company w/o Cause ($)		By Company w/ Cause ($)	By NEO w/o Good Reason ($)	By NEO w/ Good Reason ($)
Howard S. Jonas	Severance	50,000		50,000		50,000		—	—	50,000
	Restricted Stock	10,243,915	(1)	10,243,915	(1)	10,243,915	(1)	—	—	10,243,915	(1)
	Stock Options	—		—		—		—	—	—

Geoffrey Rochwarger	Severance	3,375,000		3,375,000		4,125,000		—	—	4,125,000
	Restricted Stock	—		—		—		—	—	—
	Stock Options	—		—		—		—	—	—

Avi Goldin	Severance	—		—		950,000		—	—	950,000
	Restricted Stock	—		—		—		—	—	—
	Stock Options	—		—		—		—	—	—

____________

(1)      Consists of (i) $7,794,000 representing the accelerated lapsing of the restrictions on transfer and the repurchase right of the Company as to 1,800,000 shares of Restricted Stock (900,000 of such shares of Restricted Stock are held by the Howard S. Jonas 2014 Annuity Trust, of which Howard Jonas is the trustee) and (ii) $2,449,915 (grant date value) representing the accelerating lapsing of deferred stock units representing 58 shares of the common stock of GRE.

EXECUTIVE COMPENSATION TABLES

The table below summarizes the total compensation paid or awarded to our Named Executive Officers by the Company for services performed during Fiscal 2016.

Name and Principal Position	Fiscal Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)		Option Awards ($)(2)		All other Compensation ($)		Total ($)
Howard S. Jonas Chairman of the Board and Chief Executive Officer	Fiscal 2015	$36,346	$325,000	$2,449,915	(3)	$—		$867,328	(4)	$3,678,589
	Fiscal 2014	$35,000	$325,000	$0	(5)	$—		$2,000	(6)	$362,000
	Fiscal 2013	$—	$300,000	$—		$19,265,579		$—		$19,565,579

Geoffrey Rochwarger Vice Chairman	Fiscal 2015	$593,977	$100,000	$—		$—		$88,325	(7)	$782,302
	Fiscal 2014	$656,816	$321,350	$—		$—		$18,048	(8)	$996,214
	Fiscal 2013	$578,189	$553,000	$19,156	(9)	$915	(10)	$24,146	(11)	$1,175,406

Avi Goldin Chief Financial Officer	Fiscal 2015	$301,923	$207,234	$160,512	(12)	—		$1,500	(13)	$671,169
	Fiscal 2014	$253,654	$116,667	$—		—		$2,000	(13)	$372,231
	Fiscal 2013	$250,000	$90,000	$—		—		$2,000	(13)	$342,000

Michael Stein Executive Vice President(14)	Fiscal 2015	$231,153	$207,446	$244,991	(15)	—		$5,395	(16)	$688,985
	Fiscal 2014	$150,000	$25,000	$298,833	(17)	—		$4,305	(18)	$478,138

Michael Jonas Executive Vice President(19)	Fiscal 2015	$250,000	$15,000	$—		—		$13,572	(20)	$278,572
	Fiscal 2014	$152,088	$50,000	$—		—		$14,740	(20)	$216,828

____________

(1)      The amounts shown in this column reflect bonuses paid for performance during the relevant period irrespective of when such bonus was paid.

(2)      The amounts shown in this column reflect the aggregate grant date fair value of stock option and restricted stock awards computed in accordance with FASB ASC Topic 718. In valuing such awards, Genie made certain assumptions. For a discussion of those assumptions, please see Note 10 to Genie’s Consolidated Financial Statements included in Genie’s Annual Report on Form 10-K for the Fiscal Year ended December 31, 2015.  Grants of restricted shares of common stock of Genie Mongolia, Inc. to Messrs. H. Jonas and Goldin and grants of restricted shares of Afek Oil & Gas, Ltd. to Mr. Rochwarger had a nominal grant date fair value.

(3)      Represents the grant date value of deferred stock units representing 58 shares of the common stock of GRE granted to Mr. H. Jonas in Fiscal 2015.

(4)      Consists of cash received in the amount of $865,828 for the value of the portion of the vesting of 16.853 shares of IDT Energy, Inc. in Fiscal 2015 and the Company’s contribution to Mr. H. Jonas’ account established under the Genie 401(k) plan in the amount of $1,500.

(5)      On July 28, 2014, options to purchase 3,000,000 shares of Class B Common Stock previously granted to Mr. H. Jonas in Fiscal 2013 and reflected in the table under the Option Awards column in Fiscal 2013 were cancelled (the “Cancelled Options). In connection with the cancellation of the Cancelled Options and an amendment to Mr. H. Jonas’ employment agreement with the Company, Mr. H. Jonas entered into a Restricted Stock Sale Agreement with the Company, pursuant to which, in July and August 2014, Mr. H. Jonas purchased an aggregate of 3,600,000 shares of Class B Common Stock from the Company at a price per share of $6.82, the closing price of the Class B Common Stock on July 28, 2014, or an aggregate purchase price of $24,552,000.

(6)      The Company’s contribution to the Mr. H. Jonas’ account established under the Genie 401(k) plan.

(7)      Consists of (i) car, fuel and phone expenses paid by the Company on behalf of Mr. Rochwarger in the amount of $14,745, (ii) cash received in the amount of $72,080 for the value of the portion of the vesting of 1.403 shares of IDT Energy, Ltd.’s in Fiscal 2015, and (iii) The Company’s contribution to Mr. Rochwarger’s account established under the Genie 401(k) plan in the amount of $1,500.

(8)      Consists of car, fuel and phone expenses paid by the Company on behalf of Mr. Rochwarger in the amount of $16,048 and The Company’s contribution to Mr. Rochwarger’s account established under the Genie 401(k) plan in the amount of $2,000.

(9)      On August 8, 2013, Mr. Rochwarger received 129 restricted ordinary shares, nominal value NIS 1.00 per share, of Israel Energy Initiatives, Ltd. (IEI) (representing 0.125% of the equity in IEI on a fully diluted basis). Does not include (i) 18,000 shares of Restricted Stock, which fully vested upon grant, pursuant to a deferred stock unit on January 5, 2013 (with an original grant date value of $504,720) granted to Mr. Rochwarger upon the spin-off of the Company from IDT in respect of IDT deferred stock units then held by Mr. Rochwarger.  Such IDT deferred stock units are reflected as compensation in prior periods and there was no additional value granted to Mr. Rochwarger in respect thereof upon the spin-off, (ii) grant of 144 restricted ordinary shares nominal value NIS 1.00 per share, of Afek (representing 0.125% of the equity in Afek on a fully diluted basis) to Mr. Rochwarger as it had a nominal grant date fair value and (iii) 7,957 shares of Restricted Stock, which fully vested upon grant, pursuant to a deferred stock unit of IDT Energy with the right to exchange for the Company’s restricted Class B Common Stock on August 7, 2013 (with an original grant date value of ($226,720) granted to Mr. Rochwarger in Fiscal 2012 and was reflected as compensation is such period and there was no additional value granted to Mr. Rochwarger in respect thereof.

(10)   Consists of the incremental fair value, computed in accordance with FASB ASC Topic 718, of the twelve month extension of options to purchase 899 shares of Class B Common Stock.

(11)   Consists of dividends paid on shares of Restricted Stock in the amount of $3,294, car, fuel and phone expenses paid by the Company on behalf of Mr. Rochwarger in the amount of $18,852 and the Company’s contribution to Mr. Rochwarger’s account established under the Genie 401(k) plan in the amount of $2,000.

(12)   Represents the grant date value of deferred stock units representing 3.8 shares of the common stock of GRE granted to Mr. Goldin in Fiscal 2015.

(13)   The Company’s contribution to Mr. Goldin’s account established under the Genie 401(k) plan.

(14)   Michael Stein has served as Executive Vice President since May 2014. Mr. Stein was not a Named Executive Officer in Fiscal 2013.

(15)   Represents the grant date value of deferred stock units representing 5.8 shares of the common stock of GRE granted to Mr. Stein in Fiscal 2015.

(16)   Consists of (i) tuition reimbursement paid by the Company on behalf of Mr. Stein in the amount of $1,565, (ii) dividends paid on shares of Restricted Stock in the amount of $2,330 and (iii) the Company’s contribution to Mr. Stein’s account established under the Genie 401(k) plan in the amount of $1,500.

(17)   On January 6, 2014, Mr. Stein received a grant of 29,126 shares of Restricted Stock.

(18)   Consists of tuition reimbursement paid by the Company on behalf of Mr. Stein in the amount of $2,305 and the Company’s contribution to Mr. Stein’s account established under the Genie 401(k) plan in the amount of $2,000.

(19)   Michael Jonas has served as Executive Vice President since May 2014. Mr. M. Jonas was not a Named Executive Officer in Fiscal 2013.

(20)   Consists of car, fuel and phone expenses paid by the Company on behalf of Mr. Michael Jonas.

Grants of Plan-Based Awards

There were no grants of shares of Class B Common Stock to our Named Executive Officers in Fiscal 2015.  However, there were the following grants to our Named Executive Officers in Fiscal 2015:

1.       Deferred Stock units representing 58 shares of the common stock of GRE granted to Howard Jonas with a grant date value of $2,449,915.

2.       Deferred Stock units representing 5.8 shares of the common stock of GRE granted to Michael Stein with a grant date value of $244,991.

3.       Deferred Stock units representing 3.8 shares of the common stock of GRE granted to Avi Goldin with a grant date value of $160,512.

Outstanding Equity Awards at 2015 Fiscal Year-End

The following table provides information on the current holdings of stock options and unvested Restricted Stock and Deferred Stock Units by our Named Executive Officers at December 31, 2015.

Option Awards						Stock Awards
Name	Option Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(2)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested(1) ($)
Geoffrey Rochwarger	11/03/2011	2,996	—	6.85	04/23/2017	—		—
	11/03/2011	37,463		6.85	11/02/2021	—		—
Howard Jonas	—	—	—		—	1,800,000	(3)	20,070,000
Avi Goldin	11/03/2011	12,042		6.85	11/02/2021	—		—
Michael Stein	—	—	—	—	—	19,418	(4)	216,510

____________

(1)      The market value of unvested Restricted Stock is calculated by multiplying the number of unvested stock held by the applicable named executive officer by the closing price of our Class B Common Stock on December 31, 2015 (the last trading day of Fiscal 2015), which was $11.15.

(2)      All options listed in this column of the table that were granted in respect of options held to purchase IDT Class B Common Stock in connection with IDT’s pro-rata spin-off of the Company are fully vested.

(3)      Restrictions as to transfer and the Company’s repurchase right will lapse as to 600,000 shares on each of December 31, 2016, December 31, 2017 and December 31, 2018. 900,000 of such shares of Restricted Stock are held by the Howard S. Jonas 2014 Annuity Trust, of which Howard Jonas is the trustee.

(4)      9,709 shares vested on January 5, 2016 and 9,709 shares will vest on January 5, 2017.

Option Exercises and Stock Vested

The following table sets forth information regarding the shares of restricted Class B Common Stock that vested for each of the Named Executive Officers in Fiscal 2015. There were no stock options exercised by Named Executive Officers in Fiscal 2015.

	Restricted Stock Awards
Name	Number of Shares Acquired Upon Vesting (#)	Number of Shares Withheld to Cover Taxes	Value Realized on Vesting ($)(1)
Howard S. Jonas(2)	600,000	—	$6,690,000
Michael Stein	9,708	—	$58,053

____________

(1)      The value of restricted stock realized upon vesting represents the total number of shares acquired on vesting (without regard to the amount of shares withheld to cover taxes) and is based on the closing price of the shares of Class B Common Stock on the vesting date and, as to Howard Jonas, on the dates on which the restrictions as to transfer and the Company’s repurchase right lapsed as to 600,000 shares.

(2)      The shares are held by the Howard S. Jonas 2014 Annuity Trust, of which Howard Jonas is the trustee.

Except as provided for in agreements that the Company may enter into with its executive officers, any bonus compensation to executive officers will be determined by our Compensation Committee based on factors it deems appropriate, including the achievement of specific performance targets and our financial and business performance.

Equity Compensation Plan Information as of December 31, 2015.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders – 2011 Stock Option and Incentive Plan	414,284	$6.74	168,781

We adopted our 2011 Stock Incentive Plan to provide equity compensation to our Board of Directors, our management and our employees and consultants. Except as described above, we have not committed to make any grants under such plan.  In conjunction with the spin-off, approximately 2.4 million shares of our Class B Common Stock were distributed to holders of unvested restricted shares of Class B Common Stock of IDT, which are similarly restricted.  In addition, we issued options to purchase 50,000 shares of our Class B Common Stock in respect of outstanding options to purchase shares of Class B Common Stock of IDT.  Such restricted shares and options were issued under the plan.

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to the Company’s Amended and Restated By-Laws, the authorized number of directors on the Board of Directors is between three and seventeen, with the actual number to be set, within that range, by the Board of Directors from time to time. There are currently five directors on the Board of Directors. The current terms of all of the directors expire at the Annual Meeting. All five directors are standing for re-election at the Annual Meeting.

The nominees to the Board of Directors are James A. Courter, Howard S. Jonas, W. Wesley Perry, Alan Rosenthal and Allan Sass, each of whom has consented to be named in this proxy statement and to serve if elected. Each of the nominees is currently serving as a director of the Company. Brief biographical information about the nominees for directors is furnished below.

Each of these director nominees is standing for election for a term of one year until the 2017 Annual Meeting, or until his successor is duly elected and qualified or until his earlier resignation or removal. A majority of the votes cast at the Annual Meeting of Stockholders shall elect each director. Stockholders may not vote for more than five persons, which is the number of nominees identified herein. Below contains biographical information and other information about the nominees. Following each nominee’s biographical information, we have provided information concerning particular experience, qualifications, attributes and/or skills that the Nominating Committee and the Board of Directors considered when determining that each nominee should serve as a director.

Howard S. Jonas has served as Chairman of the Board of Directors of Genie since January, 2011, when Genie was spun off from IDT. Also, he has served as Chief Executive Officer of Genie since January 2014 and Co-Vice Chairman of Genie Energy International Corporation since September 2009. He has been a director of IDT Energy since June 2007 and a director of American Shale Oil Corporation LLC since January 2008. Mr. Jonas founded IDT in August 1990, and has served as Chairman of its Board of Directors since its inception. Mr. Jonas has served as Chief Executive Officer of IDT from October 2009 through December 2013. Mr. Jonas also serves as the Chairman of the Board of IDW Media Holdings, Inc., a former subsidiary of IDT that was spun off to stockholders in September 2009.  From August 2006 until August 2011, Mr. Jonas served as a director of Starz Media Holdings, LLC, Starz Media, LLC and Starz Foreign Holdings, LLC, each of which is a subsidiary of Liberty Media Corporation. Mr. Jonas is also the founder and has been President of Jonas Media Group (f/k/a Jonas Publishing) since its inception in 1979. Mr. Jonas received a B.A. in Economics from Harvard University.

Key Attributes, Experience and Skills:

As founder of the Company and Chairman of the Board since its inception, Mr. Jonas brings to the Board extensive and detailed knowledge of all aspects of our Company and each industry in which it is involved. In addition, having Mr. Jonas on the Board provides our Company with effective leadership.

James A. Courter has served as Vice Chairman of the Board and director of Genie since August 2011. Mr. Courter has also served as Co-Vice Chairman of the Board of Directors of Genie Energy International Corporation since September 2009. Mr. Courter previously served as President of IDT from October 1996 until July 2001, and as IDT’s Chief Executive Officer from August 2001 to October 2009. Mr. Courter served as a director of IDT from March 1996 to October 2011and served as Vice Chairman of the Board of Directors of IDT from March 1999 to October 2011. Mr. Courter was a senior partner in the New Jersey law firm of Courter, Kobert & Cohen for forty years. He was also a partner in the Washington, D.C. law firm of Verner, Liipfert, Bernhard, McPherson & Hand from January 1994 to September 1996. Mr. Courter was a member of the U.S. House of Representatives for twelve years, retiring in January 1991. From 1991 to 1994, Mr. Courter was Chairman of the President’s Defense Base Closure and Realignment Commission. He received a B.A. from Colgate University and a J.D. from Duke University Law School.

Key Attributes, Experience and Skills:

Mr. Courter’s experience as a U.S. Congressman for twelve years positions him to provide guidance in government relations. Moreover, Mr. Courter’s fourteen year tenure with IDT (eight of which was as Chief Executive Officer)

affords him extensive knowledge of our various businesses, and experience running of a company with diverse holdings and operations. Mr. Courter also brings leadership oversight to the Board.

W. Wesley Perry has served as a director of Genie since October 2011. He has also served as Chairman of the Board of Directors of Genie Energy International Corporation since September 2009. Mr. Perry served as a director of IDT Corporation from September 2010 to October 2011. Mr. Perry owns and operates S.E.S. Investments, Ltd., an oil and gas investment company since 1993. He has served as CEO of E.G.L. Resources, Inc. since July 2008 and served as its President from 2003 to July 2008. Mr. Perry was a director of United Trust Group (OTC:UTGN) from June 2001 to December 2014 and has served on its Audit Committee. He served as a director of Western National Bank from 2005 to 2009. Mr. Perry served as an at-large councilperson on the Midland City Council from 2002 to 2008 and Mayor of Midland, Texas from 2008 through 2014. He is currently the President of the Milagros Foundation and a board member of the Abel-Hangar Foundation. He has a Bachelor of Science degree in Engineering from University of Oklahoma.

Key Attributes, Experience and Skills:

Mr. Perry’s history in the oil and gas industry demonstrates his significant experience in and knowledge of our unconventional oil and gas business. Mr. Perry’s strong financial background, including his service as chairman of the audit committee of United Trust Group, also provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Alan B. Rosenthal has served as a director of Genie since October 2011. Dr. Rosenthal is the founding and managing partner of ABR Capital Financial Group LLC, an investment fund, founding partner and owner of NorthStar Travel, founding partner of Alaska Business Monthly and founding partner and owner of Master Dental Alliance. Dr. Rosenthal is an assistant clinical professor of Micro-Neurosurgical Treatment of Oral Pathology at New York University. Dr. Rosenthal is a board member of Yeshiva University and served on the board of directors of IDT Corporation from 1994 through1996. He has a Bachelor of Science degree from Rutgers University and a DMD from University of Pennsylvania.

Key Attributes, Experience and Skills:

Dr. Rosenthal’s strong financial background as founding partner and owner of various businesses provides financial expertise to the Board, including an understanding of financial statements, corporate finance and accounting.

Allan Sass, PhD has served as a director of Genie since October 2011. Mr. Sass is the former President and Chief Executive Officer of Occidental Oil Shale Corporation, a subsidiary of Occidental Petroleum. He is a member of the Editorial Board of the technical journal, In-Situ. Mr. Sass has a Bachelor of Science in Chemical Engineering from Cooper Union and a Master of Science and PhD in Chemical Engineering from Yale University.

Key Attributes, Experience and Skills:

Mr. Sass’ history in the oil shale industry demonstrates his significant experience in and knowledge of our unconventional oil and gas business. His extensive scientific background and significant experience in the oil shale industry provides assistance in the oversight of the Company’s oil shale business, in particular the Company’s research and development efforts.

The Board of Directors has no reason to believe that any of the persons named above will be unable or unwilling to serve as a director, if elected.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
THE ELECTION OF THE NOMINEES NAMED ABOVE.

Directors, Director Nominees, Executive Officers and Key Personnel

The executive officers, directors, director nominees and certain key personnel of the Company are as follows:

Name	Age	Position
Howard S. Jonas	59	Chairman of the Board of Directors, Director, Director Nominee and Named Executive Officer
James A. Courter	74	Vice Chairman of the Board of Directors, Director and Director Nominee
Geoffrey Rochwarger	45	Vice Chairman and Named Executive Officer
Avi Goldin	38	Chief Financial Officer and Named Executive Officer
Michael Jonas	32	Executive Vice President and Named Executive Officer
Michael Stein	32	Executive Vice President and Named Executive Officer
Ira Greenstein	55	President
W. Wesley Perry	59	Director and Director Nominee
Alan B. Rosenthal	62	Director and Director Nominee
Alan Sass	76	Director and Director Nominee
Harold Vinegar	66	Chief Scientist, IEI

Set forth below is biographical information with respect to the Company’s current executive officers and key personnel except Howard S. Jonas, whose information is set forth above under Proposal No. 1:

Geoffrey Rochwarger has served as Vice Chairman of Genie since August 2011, Chief Executive Officer of Genie Oil E&P since May 2015 and as Chief Executive Officer of Genie Israel Holdings Ltd. since 2013. Mr. Rochwarger served as Chairman and Chief Executive Officer of IDT Energy, Inc. from January 2007 to May 2015. From 2004 to 2009, Mr. Rochwarger served as President and Director of IDT Capital, Inc., the then business incubator for IDT. Prior to 2004, Mr. Rochwarger has held various positions at IDT Corporation and its affiliates. Mr. Rochwarger received a B.A. in Economics at Yeshiva University in 1992. Mr. Rochwarger is not a member of the Board of Directors of the Company.

Avi Goldin has served as Chief Financial Officer of Genie since August 2011 and Chief Financial Officer of GRE since May 2015. Mr. Goldin also served as Vice President of Corporate Development of IDT Corporation from May 2009 through October 2011. Mr. Goldin originally joined IDT in January 2004 and held several positions within IDT and its affiliates before leaving in January 2008 to join CayComm Media Holdings, a telecommunications acquisition fund, where he served as Vice President, Finance. Mr. Goldin rejoined IDT in May 2009 as Vice President of Corporate Development. Prior to joining IDT, Mr. Goldin served as an Investment Analyst at Dreman Value Management, a $7 billion asset management firm and an Associate in the Satellite Communications group at Morgan Stanley & Co. Mr. Goldin holds an MBA from the Stern School of Business of New York University, a B.A. in Finance from the Syms School of Business of Yeshiva University and is a Chartered Financial Analyst (CFA).

Michael Jonas has served as Executive Vice President of the Company since May 2014, Director of Global Exploration and Business Development since August 2014, Chief Executive Officer of Genie Oil Development since May 2015 and Chief Executive Officer and President of Genie Mongolia, Inc. since May 2015 and director of Genie Mongolia since its inception in October 2012.  In such capacities, Mr. Jonas is responsible for government affairs, public relations, and business development for Genie Oil & Gas and all of the Company’s business development in Mongolia. Mr. Jonas has served as director and Executive Vice President of the Company’s subsidiary, Genie Oil Shale Mongolia LLC since April 2013, as a director (since March 2010) and Executive Vice President (since February 2011) of the Company’s subsidiary, Israel Energy Initiatives Ltd. and director of the Company’s subsidiary, Afek Oil and Gas Ltd. since November 2011.  From November 2005 through December 2011, Mr. Jonas served IDT in various positions such as analyst, vice president and manager of international business. Mr. Jonas is a founding member of Mongolian Oil Shale Association.

Michael Stein has served as Executive Vice President of the Company since May 2014 and as Chief Executive Officer of Genie Retail Energy since May 2015.  Mr. Stein served as Senior Vice President of Operations from January 2014 to May 2014. From July 2012 to January 2014, Mr. Stein was Senior Vice President of Business Development of IDT Telecom. From June 2007 to January 2009, Mr. Stein was an analyst at Belstar Investment Management. Mr. Stein has also served as communal leader at the Riverdale Jewish Center in Bronx, New York.

Mr. Stein is also a trustee of the Etzion Foundation and of the Organization for the Resolution of Agunot. Mr. Stein received his B.A. in Psychology from Yeshiva University.

Ira Greenstein has served as President of Genie since December 2011. Mr. Greenstein currently also serves as Counsel to the Chairman of IDT and general counsel to various companies, including Ohr Pharmaceuticals, Inc. (NasdaqCM:OHRP) and Global Risk Advisors, LLC, an international strategic consulting firm providing clients with innovative security and risk mitigation strategies. Mr. Greenstein had served as the President of IDT from 2001 through 2011 and Counsel to the Chairman of IDT in 2000 and 2001. He has served as a Director of IDT and General Counsel and Secretary of IDT’s subsidiary, Net2Phone, Inc. Prior to joining IDT, Mr. Greenstein was a partner in Morrison & Foerster LLP, where he served as the Chairman of that firm’s New York office’s Business Department. Mr. Greenstein was an associate in the New York and Toronto offices of Skadden, Arps, Slate, Meagher & Flom LLP and served on the Securities Advisory Committee and as secondment counsel to the Ontario Securities Commission. Mr. Greenstein serves as Chairman of the Board of Directors of Nano Vibronix, Inc. and has served on the Board of Directors of Ohr Pharmaceuticals, Inc. since March 2007 He also serves on the Boards of Directors of Document Security Systems, Inc. (NYSE Mkt:DSS), Enerpulse Technololgies, Inc. and Regal Bank of New Jersey. Mr. Greenstein received a B.S. from Cornell University and a J.D. from Columbia University Law School where he serves as a member of the Dean’s Council.

Harold Vinegar, PhD has served as Chief Scientist of IEI since December 2008. Prior to his position as Chief Scientist of IEI, Dr. Vinegar was Chief Scientist, Physics, of Royal Dutch Shell. Dr. Vinegar spent 32 years at Shell’s Bellaire Technology Center in Texas working on novel hydrocarbon exploration and production technologies. Dr. Vinegar has spent almost 30 years in developing novel thermal recovery processes to unconventional resources. Dr. Vinegar is a co-inventor of Shell’s In situ Conversion and In situ Upgrading Processes (ICP and IUP) that have been piloted successfully in Colorado oil shale and Alberta tar sands. Dr. Vinegar was elected a Fellow of the American Physical Society in 1999, cited “for contributions to the science and technology of oil exploration and environmental remediation, particularly thermal methods for extracting hydrocarbons from the ground and for applications of NMR methods to well logging.” In addition, Dr. Vinegar has published over 270 patents and 50 publications in fields such as the complex conductivity of shaly sands; Xray CT, NMR spectroscopy and NMR imaging of cores; NMR well logging; microseismic imaging of hydraulic fractures; and wireless power and communications for intelligent wells. In 2005, Dr. Vinegar was elected to the National Academy of Engineering. Dr. Vinegar received his B.A. in Physics from Columbia University and his MA and PhD degrees in physics from Harvard University.

PROPOSAL NO. 2

RATIFICATION OF THE APPOINTMENT OF BDO USA, LLP
AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Company’s stockholders are being asked to ratify the Board of Directors’ appointment of BDO USA, LLP (“BDO”) as the Company’s independent registered public accounting firm for the Fiscal Year ending December 31, 2016.

BDO has served the Company as its independent registered public accounting firm since 2013. The Audit Committee of the Board of Directors has appointed BDO as the Company’s independent registered public accounting firm for Fiscal 2016. Neither the Company’s governing documents nor applicable law require stockholder ratification of our independent registered public accounting firm. However, the Audit Committee will consider the results of the stockholder vote for this proposal and, in the event of a negative vote, will review any future selection of BDO. Even if BDO’s appointment is ratified by the stockholders, the Audit Committee may, in its discretion, appoint a new independent registered public accounting firm at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

We expect that representatives for BDO will be present at the Annual Meeting, will be available to respond to appropriate questions and will have the opportunity to make such statements as they may desire.

During the Company’s two most recent fiscal years, the Company did not consult with BDO with respect to any of the matters or events listed in Regulation S-K Item 304(a)(2).

BDO’s report on the Company’s consolidated financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles.

During the two most recent fiscal years there were no disagreements between the Company and BDO on any matter of accounting principles or practices, consolidated financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of BDO, would have caused BDO to make reference to the subject matter of the disagreements in connection with its report on the Company’s consolidated financial statements for such years.

During the two most recent fiscal years there were no “reportable events”, as defined in Regulation S-K Item 304(a)(1)(v).

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
THE APPOINTMENT OF BDO USA, LLP AS THE COMPANY’S INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2016.

Audit and Non-Audit Fees

The following table presents fees billed for professional services rendered by BDO for Fiscal Years ended December 31, 2015 and December 31, 2014:

Fiscal Year Ended July 31	2015		2014
Audit Fees	$340,490	(1)	$338,080	(2)
Audit Related Fees	—		—
Tax Fees	—		—
All Other Fees	—		—
Total	$340,490		$338,080

____________

(1)      Audit fees for the audit work performed on the consolidated financial statements for the year ended December 31, 2015.

(2)      Audit fees for the audit work performed on the consolidated financial statements for the year ended December 31, 2014.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation for, and overseeing the work of the Company’s independent registered public accounting firm. The Audit Committee has established a policy regarding pre-approval of all audit and permissible non-audit services provided by the independent registered public accounting firm, and all such services were approved by the Audit Committee in Fiscal 2015 and Fiscal 2014.

The Audit Committee assesses requests for services by the independent registered public accounting firm using several factors. The Audit Committee will consider whether such services are consistent with the PCAOB’s and SEC’s rules on auditor independence. In addition, the Audit Committee will determine whether the independent registered public accounting firm is best positioned to provide the most effective and efficient service based upon the members’ familiarity with the Company’s business, people, culture, accounting systems, risk profile and whether the service might enhance the Company’s ability to manage or control risk or improve audit quality.

Report of the Audit Committee

The role of the Audit Committee is to assist the Board of Directors in its general oversight of the Company’s financial reporting process, internal controls, and audit functions. The Audit Committee’s role is more fully described in its charter, which can be found on the Company’s website at genie.com/governance.php.  The Audit Committee reviews its charter on an annual basis. The Board of Directors annually reviews the NYSE listing standards’ definition of independence for Audit Committee members, questionnaires completed by the Audit Committee members and all information available to the Board of Directors regarding relationships that could reasonably be expected to impact independence in accordance with those standards, and, at a meeting held on March 3, 2016, determined that each member of the Audit Committee meets that standard.  The Board of Directors has also determined that W. Wesley Perry qualifies as an “audit committee financial expert” within the meaning of Item 407(d)(5) of Regulation S-K.

The Company’s management is responsible for the preparation, presentation, and integrity of the Company’s financial statements, accounting and financial reporting principles, internal controls, and procedures designed to reasonably assure compliance with accounting standards, applicable laws, and regulations. The Company has an Internal Audit Department that reports to the Audit Committee and to the Company’s management. The department is responsible for objectively reviewing and evaluating the adequacy, effectiveness, and quality of the Company’s system of internal controls related to, for example, the reliability and integrity of the Company’s financial information and the safeguarding of the Company’s assets. The Company has also retained Eisner Amper for certain services related to the internal audit function, particularly as regard to the audit of electronic systems.

The Company’s independent registered public accounting firm for Fiscal 2015, BDO USA, LLP, is responsible for performing an independent audit of the consolidated financial statements in accordance with generally accepted auditing standards and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles.  In accordance with law, the Audit Committee has ultimate authority and responsibility for selecting, compensating, evaluating, and, when appropriate, replacing the Company’s independent audit firm, and evaluates its independence. The Audit Committee has the authority to engage its own outside advisors, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisors hired by the Company’s management.

Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of the Company’s management or the independent audit firm; nor can the Audit Committee certify that the independent audit firm is “independent” under applicable rules. The Audit Committee serves a Board-level oversight role in which it provides advice, counsel, and direction to the Company’s management and to the auditors on the basis of the information it receives, discussions with the Company’s management and the auditors, and the experience of the Audit Committee’s members in business, financial, and accounting matters.

The Audit Committee’s agenda for the year includes reviewing the Company’s annual and quarterly financial statements, internal controls over financial reporting, and audit and other matters.  The Audit Committee meets each quarter with BDO USA, LLP and the Company’s management to review the Company’s interim financial results before the publication of the Company’s quarterly earnings releases.  The Company’s management’s and the independent audit firm’s presentations to, and discussions with, the Audit Committee cover various topics and events that may have significant financial impact or are the subject of discussions between the Company’s management and the independent audit firm.  The Audit Committee reviews and discusses with the Company’s management the Company’s major financial risk exposures and the steps that the Company’s management has taken to monitor and control such exposures.  In accordance with law, the Audit Committee is responsible for establishing procedures for the receipt, retention, and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, including confidential, anonymous submission by the Company’s employees, received through established procedures, of any concerns regarding questionable accounting or auditing matters.

Among other matters, the Audit Committee monitors the activities and performance of the Company’s internal auditor team and independent registered public accounting firm, including the audit scope, external audit fees, auditor independence matters, and the extent to which the independent audit firm can be retained to perform non-audit services.  The Company’s independent audit firm has provided the Audit Committee with the written disclosures and the letter required by the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent audit firm and the Company’s management that firm’s independence.  In accordance with Audit Committee charter and the requirements of law, the Audit Committee pre-approves all services to be provided by BDO USA, LLP.  Pre-approval includes audit services, audit-related services, tax services, and other services.

The Audit Committee has reviewed and discussed with the Company’s management the audited financial statements of the Company for the Fiscal Year ended December 31, 2015, as well as the effectiveness of the Company’s internal controls over financial reporting as of December 31, 2015.  The Audit Committee has also reviewed and discussed with BDO USA, LLP the matters required to be discussed with the independent registered public accounting firm by applicable PCAOB rules regarding “Communication with Audit Committees.”

In reliance on these reviews and discussions, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, for filing with the Securities and Exchange Commission.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

W. Wesley Perry — Chairman and Audit Committee Financial Expert Alan Rosenthal Allan Sass

Notwithstanding anything to the contrary set forth in any of the Company’s previous filings under the Act, as amended, or the Exchange Act, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the foregoing report, as well as any charters op policies referenced within this Proxy Statement, shall not be incorporated by reference into any such filings, nor shall they be deemed to be soliciting material or deemed filed with the SEC under the Act or under the Exchange Act.

PROPOSAL NO. 3

STOCKOLDER PROPOSAL REGARDING FORMATION OF AN AD HOC BOARD COMMITTEE TO EVALUATE THE IMPACT OF COMPANY OPERATIONS IN CERTAIN AREAS

Heartland Initiative, Inc., which represented to the Company that it owns 565 shares of the Company’s Class B Common Stock, has notified the Company that it requests that the following proposal be presented to stockholders at the Annual Meeting:

THE STOCKHOLDER’S RESOLUTION

WHEREAS, Genie’s Israeli subsidiary is conducting exploratory drilling in the Israeli-occupied Golan Heights on the basis of licenses and permits awarded by Israel’s Petroleum Council and Ministry of Energy & Water (MEW);

WHEREAS, the international community, including the United States, maintains that occupying powers, including the State of Israel, do not possess the sovereign powers to authorize new petroleum exploration or production activities in occupied territories;

WHEREAS, in an opinion regarding possible Israeli exploration and drilling activities in the then-occupied Sinai peninsula, the US State Department Legal Advisor wrote: “The occupant’s right to state-owned oil in the ground is that of a usufructuary under Article 55 [Hague Regulations] and does not include the right to open new oilfields.”

WHEREAS, as insurance giant KLP noted in its decision to exclude investment in quarrying operations in occupied territory: “The United States was referring to the general rule that the occupant may not exploit more than is customary or necessary. This prevents new exploitation of resources, because there had been no previous or customary exploitation. The alternative would give states an incentive to occupy other countries in order to gain access to natural resources, which could also prolong the occupation.”

WHEREAS, the Company appears to have no policy or procedure in place to detect and evaluate the consequences of this or other instances in which Company practice may be aligned to practices of countries that are contrary to principled US positions and commitments in conformity with international law;

RESOLVED: Shareholders request that the Board form an ad hoc committee to consider and report to shareholders on criteria, above and beyond legal compliance, for the company’s operations in Israeli-occupied territory and any other locations in which substantial evidence exists that business practices support activities that contravene principled US positions and commitments consistent with international law.

THE STOCKHOLDER’S SUPPORTING STATEMENT

While the Company appears to have assessed certain risks — reputational, financial, etc. — associated with its activities in the occupied Golan Heights, as shareholders we note that the United States has consistently taken positions of non-recognition of Israeli sovereignty over the territories occupied by Israel since June 1967. Whether or not the Company wishes to go further and commit itself to assessing the wrongfulness of other acts that clearly cause harm to other states or human beings, at the minimum the Company should not engage in activity that affirms, explicitly or implicitly, the legitimacy of acts that the United States itself has determined it cannot recognize as lawful and to which it does not permit itself to give legal effect. We thus urge the Company to reconsider before proceeding with any subsequent activity, particularly production activity, in the occupied Golan Heights on the basis of permits, licenses or other authorizations awarded by the national authorities of the State of Israel.

YOUR COMPANY’S RESPONSE

The Company’s Board of Directors believes that the actions requested by you are unnecessary and not in the best interest of our stockholders and recommends a vote AGAINST the proposal.

The Company’s subsidiary, Afek Oil and Gas, Ltd., is a commercial concern, that, to date, even in a highly regulated industry, has obtained all the necessary licenses and permits from the governing authorities over the area covered by its exploratory license to proceed with its operations in the Golan Heights as more fully discussed in the Company’s periodic reports filed with the Securities and Exchange Commission.

As a for-profit concern, we do not get involved in the political questions surrounding the territory in which we are operating, but make decisions based on the risks and reward and in a manner designed to create the greatest value for our stockholders.  Furthermore, given the issues raised by the project in question, the Company has received legal advice and is proceeding in accordance with that guidance.  The relevant areas of law are extremely complex, and we do not believe that Heartland’s supporting statement reflects that complexity.  While Heartland cites certain prior instances that are perhaps relevant, they do not encompass all of the relevant precedent, nor do they reflect all of the outcomes of those episodes.

The Company’s management and Board of Directors have already considered the concerns raised by Heartland in their proposal and supporting statement, and taking all such factors into account, have determined to proceed with the project in the best interests of the stockholders of the Company.

Given the complexities of the issues surrounding activities on the Golan Heights, we believe the steps the Company has already taken are the most practical and effective approach to addressing the issues.  Accordingly, a stockholder vote on requiring the Board of Directors to form an ad hoc committee is unnecessary and will hinder the Company’s efforts in proceeding efficiently with the project. For these reasons, we believe that implementing the proposal is not in the best interest of the Company and will not serve to enhance stockholder value.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST THIS STOCKHOLDER PROPOSAL.

OTHER INFORMATION

Submission of Proposals for the 2017 Meeting of Stockholders

Stockholders who wish to present proposals for inclusion in the Company’s proxy materials in connection with the 2016 annual meeting of stockholders must submit such proposals in writing to the Corporate Secretary of the Company at 520 Broad Street, Newark, New Jersey 07102, which proposals must be received at such address no later than December 13, 2016.  In addition, any stockholder proposal submitted with respect to the Company’s 2017 annual meeting of stockholders, which proposal is submitted outside the requirements of Rule 14a-8 under the Exchange Act and, therefore, will not be included in the relevant proxy materials, will be considered untimely for purposes of Rule 14a-4 and 14a-5 if written notice thereof is received by the Company’s Corporate Secretary after February 27, 2017.

Availability of Annual Report on Form 10-K

Additional copies of the Company’s 2015 Annual Report on Form 10-K may be obtained by contacting Bill Ulrey, Vice President–Investor Relations and External Affairs, by phone at (973) 438-3838, by mail addressed to Bill Ulrey, Vice President–Investor Relations and External Affairs, at 520 Broad Street, Newark, NJ 07102, or may be requested through the Investor Relations section of our website: http://genie.com/investor_relations.php under the Request Info tab.

Other Matters

The Board of Directors knows of no other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies granted will be voted in respect thereof in accordance with the judgments of the persons voting the proxies.

It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to fill in, sign and promptly return the accompanying form in the enclosed envelope.

BY ORDER OF THE BOARD OF DIRECTORS
April 6, 2016

Joyce Mason Corporate Secretary

ANNUAL MEETING OF STOCKHOLDERS OF

GENIE ENERGY LTD.

May 4, 2016

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

Vote online until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.amstock.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet.

00033333303000001000 9   050416

THE BOARD OF DIRECTORS RECOMMENDS VOTES "FOR" THE LISTED NOMINEES, "FOR" PROPOSAL 2, AND "AGAINST" PROPOSAL 3.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

Electronic Distribution

If you would like to receive future GENIE ENERGY LTD. proxy statements and annual reports electronically, please visit www.amstock.com. Click on **Shareholder Account Access** to enroll. Please enter your account number and tax identification number to log in, then select **Receive Company Mailings via E-Mail** and provide your e-mail address.

	FOR	AGAINST	ABSTAIN
1. Election of Directors:			
James A. Courter	☐	☐	☐
Howard S. Jonas	☐	☐	☐
W. Wesley Perry	☐	☐	☐
Alan Rosenthal	☐	☐	☐
Allan Sass	☐	☐	☐
2. To ratify the appointment of BDO USA, LLP as the Company's independent registered public accounting firm for the Fiscal Year ending December 31, 2016.	☐	☐	☐
3. Stockholder proposal regarding formation of a board committee related to certain Company activities.	☐	☐	☐

The undersigned acknowledges receipt from the Company before the execution of this proxy of the Notice of Annual Meeting and Proxy Statement and the 2015 Annual Report.

MARK "X" HERE IF YOU PLAN TO ATTEND THE MEETING. ☐

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Signature of Stockholder ____________ Date: ______ Signature of Stockholder ____________ Date: ______

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